UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Monster Beverage Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONSTER BEVERAGE CORPORATION

1 Monster Way

Corona, California 92879

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2019

April 22, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monster Beverage Corporation (the “Company”) to be held on Thursday, June 6, 2019 at 2:30 p.m. local time, at our corporate offices, located at 1 Monster Way, Corona, California 92879 (the “Annual Meeting”).  This proxy is solicited on behalf of the Board of Directors of the Company.

In addition to the specific matters to be voted on at the Annual Meeting that are listed in the accompanying notice, there will be a report on the Company’s business and an opportunity for stockholders of the Company to ask questions.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018. We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials.  The Notice contains instructions on how to access those documents over the internet.  The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2018 and a form of proxy card or voting instruction card.

I hope that you will be able to join us.  Your vote is important to us and to our business.  I encourage you to vote by telephone, over the internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend.  If you attend the Annual Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018, are being distributed and made available on or about April 22, 2019.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

MONSTER BEVERAGE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2019

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monster Beverage Corporation (“Monster” or the “Company”) will be held on Thursday, June 6, 2019 at 2:30 p.m. local time, at the Company’s corporate offices, located at 1 Monster Way, Corona, California 92879 (the “Annual Meeting”), for the following purposes:

1.         To elect ten directors to serve until the 2020 annual meeting of stockholders of the Company;

2.         To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019;

3.         To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and

4.         To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for the Annual Meeting of Stockholders accompanying this Notice.  Only stockholders of the Company of record at the close of business on April 12, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

We will make available a list of stockholders as of the close of business on April 12, 2019 for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time, from May 24, 2019 through June 5, 2019, at the Company’s executive offices, 1 Monster Way, Corona, CA 92879.  This list will also be available to stockholders at the Annual Meeting.

All stockholders of the Company are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the Annual Meeting, you are urged to vote by telephone, over the internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.  You may revoke your voted proxy at any time prior to the Annual Meeting or vote in person if you attend the Annual Meeting.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

Corona, California

April 22, 2019

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.  IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS.  IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED.  PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM FROM THAT RECORD HOLDER.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be Held on June 6, 2019.

The Company’s Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2018 are available at https://materials.proxyvote.com/61174X.

MONSTER BEVERAGE CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Monster Beverage Corporation (“Monster” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 6, 2019 at 2:30 p.m. local time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company.  The Annual Meeting will be held at the Company’s executive offices located at 1 Monster Way, Corona, California 92879.  In this proxy, unless the context requires otherwise, references to “we”, “our”, or “us” refer to Monster.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018, are being distributed and made available on or about April 22, 2019.  This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting.  Please read it carefully.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the internet.  Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 22, 2019 to our stockholders who owned the Company’s common stock, par value $0.005 per share (the “Common Stock”), at the close of business on April 12, 2019.  Stockholders will have the ability to access the proxy materials on a website referred to in the Notice, or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

Householding

If you are a beneficial owner, your bank or broker may deliver a single proxy statement, along with individual proxy cards, or individual Notices to any household at which two or more stockholders reside unless contrary instructions have been received from you.  This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses.  Stockholders may revoke their consent to future householding mailings or enroll in householding mailings by contacting American Stock Transfer and Trust Company, LLC, 1-800-937-5449, or by writing to American Stock Transfer and Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219.  Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to Monster Beverage Corporation, 1 Monster Way, Corona, CA 92879 or by calling (951) 739-6200 or (800) 426-7367.

Record Date, Outstanding Voting Securities

Holders of record of Common Stock at the close of business on April 12, 2019 are entitled to notice of, and to vote at, the Annual Meeting.  Each share entitles its holder to one vote.  As of the record date, 543,573,661 shares of our Common Stock were issued and outstanding.  There are no other outstanding voting securities of the Company.

Quorum

The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Such stockholders are counted as present at the Annual Meeting if they (i) are present in person at the Annual Meeting or (ii) have properly submitted their vote by telephone, over the internet, or by returning their proxy card.  Abstentions and withheld votes will be counted for determining whether a quorum is present for the Annual Meeting.

Required Vote

In accordance with the Company’s by-laws:

•      Directors are elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares of Common Stock entitled to vote in the election at the Annual Meeting (if any nominee for director receives a greater number of votes “withheld” than votes “for” such election, our director resignation policy requires that such person must promptly tender his or her resignation to the Board following certification of the results);

•      The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm shall be by the affirmative vote of the majority of the votes cast on the proposal in person or by proxy at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal); and

•      The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers shall be by the affirmative vote of the majority of the votes cast on the proposal in person or by proxy at the Annual Meeting (the “Say-on-Pay Proposal”);

in each case, provided a quorum is present.

With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board.  If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees (except with respect to the director resignation policy).  Broker non-votes will have no effect on the election of the nominees.  With respect to the other proposals, you may vote “for”, “against” or “abstain” from voting.  If you “abstain” from voting, your vote will have no effect on these proposals.  Broker non-votes will also have no effect on the vote for these proposals.

Non-Discretionary Proposals

If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other intermediary will determine if it has the discretionary authority to vote on the particular matter.  Brokers and other intermediaries may not vote uninstructed shares in (i) the election of directors and (ii) the approval of the Say-on-Pay Proposal.  If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote for each of these proposals, no votes will be cast on your behalf.  Therefore, it is important that you cast your vote if you want it to count for each of these proposals.

Discretionary Proposals

Brokers that do not receive instructions are entitled to vote on the ratification of the independent registered public accounting firm.

No stockholder shall be entitled to cumulative voting.  American Stock Transfer & Trust Company (“AST”) will receive and tabulate the proxies.

Board of Directors’ Recommendations

The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends a vote:

•                  “FOR” each of the nominees to the Board (Proposal One);

•                  “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accountants for fiscal year 2019 (Proposal Two); and

•                  “FOR” the Say-on-Pay Proposal (Proposal Three).

How to Vote

If on April 12, 2019 your shares are registered directly in your name with the Company’s registrar and transfer agent, AST, you are considered a stockholder of record with respect to those shares and the Notice was sent to you directly by the Company.  As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If you are a stockholder of record and you sign and submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted “FOR” proposals 1, 2 and 3.

If on April 12, 2019 your shares are held in a brokerage account, bank, broker-dealer, trust or similar organization, you are considered the “beneficial owner” of those shares held in street name and the Notice was forwarded to you by that organization.  The organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting.  Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote your shares at the Annual Meeting.  As the beneficial owner, you have the right to direct your broker or other intermediary how to vote your shares and you are also invited to attend the Annual Meeting.

Your vote is very important to us and we hope that you will attend the Annual Meeting.  However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your broker or other intermediary) or the instructions that you received through electronic mail.  There are three convenient ways of submitting your vote:

•                  By Telephone or Internet - All stockholders of record can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the internet using the procedures and instructions described on the proxy card.  Beneficial owners may vote by telephone or internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials.  The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•                  In Person - All stockholders of record may vote in person at the Annual Meeting.  Beneficial owners may vote in person at the Annual Meeting if their broker or other intermediary has furnished a legal proxy.  If you are a beneficial owner and would like to vote your shares by proxy, you will need to ask your broker or other intermediary to furnish you with a legal proxy.  You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting.  You will not be able to vote your shares without a legal proxy.

•                  By Written Proxy - All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials.  If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) delivering a written notice of revocation to the Office of the Secretary at the Company’s principal executive offices; (ii) voting again over the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted) or, if you requested and received written proxy materials, by signing and returning a new proxy card with a later date; or (iii) by attending the Annual Meeting and voting in person.

If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting and voting in person.

Solicitation

The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  In addition to solicitation by use of the mail or via the internet, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter.  In addition, the Company has engaged D.F. King & Co., Inc. to act as its proxy solicitor and has agreed to pay approximately $11,000.00 plus reasonable expenses for such services.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the most recent practical date, April 8, 2019 (unless otherwise noted below), the beneficial ownership of the Company’s Common Stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock; (b) each of the Company’s directors and nominees for director; (c) the Company’s named executive officers; and (d) all of the Company’s current directors and executive officers as a group.  In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of April 8, 2019 by the exercise of options or the vesting of restricted stock units.  Such shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
Brandon Limited Partnership No. 1[1]	5,645,568	1.0%
Brandon Limited Partnership No. 2[2]	29,386,944	5.4%
Hilrod Holdings IV, L.P.	104,772	**%
Hilrod Holdings V, L.P.	214,284	**%
Hilrod Holdings VI, L.P.	323,700	**%
Hilrod Holdings VII, L.P.	120,216	**%
Hilrod Holdings VIII, L.P.	568,584	**%
Hilrod Holdings IX, L.P.	453,444	**%
Hilrod Holdings X, L.P.	249,918	**%
Hilrod Holdings XI, L.P.	505,242	**%
Hilrod Holdings XII, L.P.	327,186	**%
Hilrod Holdings XIII, L.P.	1,440,954	**%
Hilrod Holdings XIV, L.P.	186,790	**%
Hilrod Holdings XV, L.P.	4,176	**%
Hilrod Holdings XVI, L.P.	1,251,150	**%
Hilrod Holdings XVII, L.P.	2,000,000	**%
Hilrod Holdings XIX, L.P.	600,000	**%
Rodney C. Sacks 2008 GRAT #2	90,204	**%
Rodney C. Sacks 2009 GRAT #2	231,363	**%
RCS Direct 2010 GRAT	105,486	**%
RCS Direct 2010 GRAT #2	4,836	**%
RCS Direct 2011 GRAT	80,598	**%
HHS 2010 GRAT #3	3,091,215	**%
RCS 2010 GRAT #3	1,639,842	**%
HHS 2014 GRAT #2	28,722	**%
FMR LLC[3]	31,570,851	5.8%
The Vanguard Group[4]	31,422,876	5.8%
The Coca-Cola Company[5]	102,121,602	18.8%
Rodney C. Sacks[6]	49,111,471	9.0%
Hilton H. Schlosberg[7]	48,163,350	8.8%
Gary P. Fayard[8]	9,276	**%
Mark J. Hall[9]	1,269,616	**%
Thomas J. Kelly[10]	125,196	**%
Emelie C. Tirre[11]	261,609	**%
Guy P. Carling[12]	106,785	**%
Sydney Selati[13]	41,345	**%
Norman C. Epstein[14]	17,403	**%
Harold C. Taber, Jr.[15]	71,361	**%
Benjamin M. Polk[16]	50,940	**%
Kathy N. Waller[17]	9,276	**%
Mark S. Vidergauz[18]	50,740	**%
Kathleen E. Ciaramello	—	**%
Jeanne P. Jackson	—	**%
Steven G. Pizula	—	**%

Officers and Directors as a group (13 members: 55,905,440 shares or 10.2% in aggregate).

* Except as noted otherwise, the address for each of the named stockholders is 1 Monster Way, Corona, California 92879.

** Less than 1%.

1 The mailing address of Brandon Limited Partnership No. 1 (‘‘Brandon No. 1’’) is 56 Conduit Street, London W1S 2YZ England.  The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The mailing address of Brandon Limited Partnership No. 2 (‘‘Brandon No. 2’’) is 56 Conduit Street, London W1S 2YZ England.  The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 Based on Schedule 13G/A, filed February 13, 2019 by FMR LLC, based on common shares held on December 31, 2018.  The mailing address of this reporting person is 245 Summer Street, Boston, MA 02210.

4 Based on Schedule 13G/A, filed February 11, 2019 by The Vanguard Group, based on common shares held on December 31, 2018.  The mailing address of this reporting person is 101 Vanguard Blvd, Malvern, PA 19355.

5 Based on Schedule 13D/A, filed March 20, 2018 by The Coca-Cola Company and European Refreshments, based on common shares held on December 31, 2017, for which they have shared beneficial ownership.  The mailing address of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, GA 30313.  The mailing address of European Refreshments is Southgate, Dublin Road, Drogheda, County Meath, Ireland.

6 Includes 504,339 common shares owned by Mr. Sacks; 5,645,568 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1’s general partners; 29,386,944 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2’s general partners; 104,772 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; 214,284 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; 323,700 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; 120,216 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; 568,584 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; 453,444 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; 249,918 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; 505,242 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; 327,186 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners; 1,440,954 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Sacks is one of Hilrod Holdings XIII’s general partners; 186,790 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Sacks is one of Hilrod Holdings XIV’s general partners; 4,176  shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Sacks is one of Hilrod Holdings XV’s general partners; 1,251,150 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Sacks is one of Hilrod Holdings XVI’s general partners; 2,000,000 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Sacks is one of Hilrod Holdings XVII’s general partners;  600,000 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Sacks is one of Hilrod Holdings XIX’s general partners;  3,091,215 shares beneficially held by the HHS 2010 GRAT #3 because Mr. Sacks is the trustee of the HHS 2010 GRAT #3; and 28,722 shares beneficially held by the HHS 2014 GRAT #2 because Mr. Sacks is the trustee of the HHS 2014 GRAT #2.  Also includes options presently exercisable or exercisable within 60 days to purchase 630,000 common shares, exercisable at $17.99 per share, granted pursuant to a stock option agreement dated June 3, 2013 between the Company and Mr. Sacks (of which options to purchase 210,000 common shares are currently held by Hilrod Holdings XV, L.P. and options to purchase 408,882 common shares are currently held by Hilrod Holdings XVI, L.P.); options presently exercisable to purchase 630,000 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Sacks (of which options to purchase 420,000 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 205,719 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 237,600 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Sacks (of which options to purchase 79,200 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 156,186 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 315,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Sacks (of which options to purchase 210,000 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 203,667 common shares, exercisable at $46.27 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Mr. Sacks (of which options to purchase 101,833 common shares are currently held by Hilrod Holdings XVIII, L.P.) and options presently exercisable to purchase 88,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Sacks.  Mr. Sacks has pledged 597,734 common shares.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 504,339 common shares; (ii) 2,104,267 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 1,048 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; (iv) 2,143 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; (v) 3,237 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; (vi) 1,202 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; (vii) 5,686 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; (viii) 4,534 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; (ix) 2,499 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; (x) 5,052 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; (xi) 3,272 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners; (xii) 14,410 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Sacks is one of Hilrod Holdings XIII’s general partners; (xiii) 1,868 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Sacks is one of Hilrod Holdings XIV’s general partners;  (xiv) 42 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Sacks is one of Hilrod Holdings XV’s general partners; (xv) 12,512 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Sacks is one of Hilrod Holdings XVI’s general partners; (xvi) 20,000 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Sacks is one of Hilrod Holdings XVII’s general partners and (xvii) 6,000 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Sacks is one of Hilrod Holdings XIX’s general partners.

7 Includes 523,826 common shares owned by Mr. Schlosberg; 5,645,568 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1’s general partners; 29,386,944 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2’s general partners; 104,772 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; 214,284 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; 323,700 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; 120,216 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; 568,584 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; 453,444 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; 249,918 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; 505,242 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; 327,186 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners; 1,440,954 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIII’s general partners; 186,790 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIV’s general partners; 4,176 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XV’s general partners; 1,251,150 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVI’s general partners; 2,000,000 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVII’s general partners;  600,000 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIX’s general partners; 90,204 shares beneficially held by the RCS 2008 GRAT #2 because Mr. Schlosberg is the co-trustee of the RCS 2008 GRAT #2; 231,363 shares beneficially held by the RCS 2009 GRAT #2 because Mr. Schlosberg is the trustee of the RCS 2009 GRAT #2; 105,486 shares beneficially held by the RCS Direct 2010 GRAT because Mr. Schlosberg is the trustee of the RCS Direct 2010 GRAT; 4,836 shares beneficially held by the RCS Direct 2010 GRAT #2 because Mr. Schlosberg is the trustee of the RCS Direct 2010 GRAT #2; 1,639,842 shares beneficially held by the RCS 2010 GRAT #3 because Mr. Schlosberg is the trustee of the RCS 2010 GRAT #3; and 80,598 shares beneficially held by the RCS Direct 2011 GRAT because Mr. Schlosberg is the trustee of the RCS Direct 2011 GRAT.  Also includes options presently exercisable or exercisable within 60 days to purchase 630,000 common shares, exercisable at $17.99 per share, granted pursuant to a stock option agreement dated June 3, 2013 between the Company and Mr. Schlosberg (of which options to purchase 210,000 common shares are currently held by Hilrod Holdings XV, L.P. and options to purchase 408,882 common shares are currently held by Hilrod Holdings XVI, L.P.); options presently exercisable to purchase 630,000 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Schlosberg (of which options to purchase 420,000 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 205,719 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 237,600 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Schlosberg (of which options to purchase 79,200 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 156,186 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 315,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Schlosberg (of which options to purchase 210,000 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 203,667 common shares, exercisable at $46.27 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Mr. Schlosberg (of which options to purchase 101,833 common shares are currently held by Hilrod Holdings XVIII, L.P.) and options presently exercisable to purchase 88,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Schlosberg. Mr. Schlosberg has pledged 3,708,436 common shares.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 523,826 common shares; (ii) 2,104,267 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 1,048 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; (iv) 2,143 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; (v) 3,237 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; (vi) 1,202 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; (vii) 5,686 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; (viii) 4,534 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; (ix) 2,499 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; (x) 5,052 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; (xi) 3,272 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners; (xii) 14,410 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIII’s general partners; (xiii) 1,868 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIV’s general partners; (xiv) 42 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XV’s general partners; (xv) 12,512 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVI’s general partners; (xvi) 20,000 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVII’s general partners and (xvii) 6,000 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIX’s general partners.

8 Includes 6,153 common shares owned by Mr. Fayard and 3,123 restricted stock units granted pursuant to a restricted stock unit agreement dated June 7, 2018 between the Company and Mr. Fayard.

9 Includes 791,808 common shares owned by Mr. Hall; 75,808 shares beneficially held by the MJCF Hall Family Trust, the beneficiaries of which are Mr. Hall and his spouse; options presently exercisable to purchase 27,000 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Hall; options presently exercisable to purchase 240,000 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Hall; options presently exercisable to purchase 90,000 common shares, exercisable at $43.99  per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Hall; options presently exercisable to purchase 40,000 common shares, exercisable at $43.64  per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Mr. Hall; and options presently exercisable to purchase 5,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Hall.

10 Includes 9,651 common shares owned by Mr. Kelly; options presently exercisable to purchase 19,089 common shares, exercisable at $15.71 per share, granted pursuant to a stock option agreement dated March 14, 2013 between the Company and Mr. Kelly; options presently exercisable to purchase 4,281 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Kelly; options presently exercisable to purchase 31,500 common shares, exercisable at $37.10 per share, granted pursuant to a stock option agreement dated December 1, 2014 between the Company and Mr. Kelly; options presently exercisable to purchase 28,800 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Kelly; options presently exercisable to purchase 16,875 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Kelly; options presently exercisable to purchase 10,000 common shares, exercisable at $43.64 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Mr. Kelly; and options presently exercisable to purchase 5,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Kelly.

11 Includes 52,601 common shares owned by Ms. Tirre; options presently exercisable to purchase 24,762 common shares, exercisable at $19.08 per share, granted pursuant to a stock option agreement dated September 4, 2012 between the Company and Ms. Tirre; options presently exercisable to purchase 10,500 common shares, exercisable at $15.71 per share, granted pursuant to a stock option agreement dated March 14, 2013 between the Company and Ms. Tirre; options presently exercisable to purchase 43,746 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Ms. Tirre; options presently exercisable to purchase 31,500 common shares, exercisable at $37.10 per share, granted pursuant to a stock option agreement dated December 1, 2014 between the Company and Ms. Tirre; options presently exercisable to purchase 31,500 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Ms. Tirre; options presently exercisable to purchase 27,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Ms. Tirre; options presently exercisable to purchase 25,000 common shares, exercisable at $43.64 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Ms. Tirre; options presently exercisable to purchase 10,000 common shares, exercisable at $46.27 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Ms. Tirre; and options presently exercisable to purchase 5,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Ms. Tirre.

12 Includes 20,035 common shares owned by Mr. Carling; options presently exercisable to purchase 13,500 common shares, exercisable at $23.00 per share, granted pursuant to a stock option agreement dated June 2, 2014 between the Company and Mr. Carling; options presently exercisable to purchase 10,500 common shares, exercisable at $37.10 per share, granted pursuant to a stock option agreement dated December 1, 2014 between the Company and Mr. Carling; options presently exercisable to purchase 15,750 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Carling; options presently exercisable to purchase 27,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Carling; options presently exercisable to purchase 15,000 common shares, exercisable at $43.64 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Mr. Carling; and options presently exercisable to purchase 5,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Carling.

13 Includes 38,222 common shares owned by Mr. Selati and 3,123 restricted stock units granted pursuant to a restricted stock unit agreement dated June 7, 2018 between the Company and Mr. Selati.

14 Includes 14,280 common shares owned by Mr. Epstein and 3,123 restricted stock units granted pursuant to a restricted stock unit agreement dated June 7, 2018 between the Company and Mr. Epstein.

15 Includes 68,238 common shares owned by Mr. Taber and 3,123 restricted stock units granted pursuant to a restricted stock unit agreement dated June 7, 2018 between the Company and Mr. Taber.

16 Includes 27,045 common shares owned by Mr. Polk; options presently exercisable to purchase 13,002 common shares, exercisable at $6.40 per share, granted pursuant to a stock option agreement dated June 9, 2010 between the Company and Mr. Polk; options presently exercisable to purchase 7,770 common shares, exercisable at $11.35 per share, granted pursuant to a stock option agreement dated May 18, 2011 between the Company and Mr. Polk; and 3,123 restricted stock units granted pursuant to a restricted stock unit agreement dated June 7, 2018 between the Company and Mr. Polk.

17 Includes 6,153 common shares owned by Ms. Waller and 3,123 restricted stock units granted pursuant to a restricted stock unit agreement dated June 7, 2018 between the Company and Ms. Waller.

18 Includes 47,617 common shares owned by Mr. Vidergauz and 3,123 restricted stock units granted pursuant to a restricted stock unit agreement dated June 7, 2018 between the Company and Mr. Vidergauz.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.  The Company is required to report in this proxy statement any failure of its directors, executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than ten percent stockholders were complied with.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present a proper proposal for consideration at the 2020 annual meeting of stockholders by submitting their proposal in writing to the Office of the Secretary of the Company at the Company’s principal executive offices in a timely manner.

For stockholders who wish to present a proposal, other than a director nomination to the proxy access provision of our By-Laws (the “Proxy Access Bylaw”), to be considered for inclusion in our proxy statement and for consideration at the 2020 annual meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no later than December 24, 2019.  Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

For stockholders who wish to present a proposal for nominations or other business for consideration at the 2020 annual meeting, but who do not intend for the proposal to be included in our proxy statement, pursuant to the advance notice provisions contained in our by-laws, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than February 7, 2020 and no later than March 8, 2020, provided, however, that in the event that the date of the 2020 annual meeting is more than thirty days before or more than seventy days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be so delivered no earlier than the close of business on the one hundred twentieth day prior to the 2020 annual meeting and no later than the close of business on the later of the ninetieth day prior to the 2020 annual meeting or the tenth day following the day on which public announcement of the date of the 2020 annual meeting is first made by the Company.

In 2018, the Board adopted the Proxy Access Bylaw. The Proxy Access Bylaw permits a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials Director nominees consisting of two nominees or twenty percent of the Board, whichever is greater, provided that the stockholder(s) and nominee(s) comply with the requirements of Article 1, Section 16 of our By-Laws. To be timely for inclusion in the Company’s proxy materials for our 2020 annual meeting, pursuant to the Proxy Access Bylaw, the stockholder(s) notice to nominate a Director must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than November 24, 2019 and no later than December 24, 2019. The notice must contain the information required by our By-Laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our By-Laws relating to the inclusion of stockholder nominees in our proxy materials.

It is presently intended that the 2020 annual meeting will be held in June 2020.

Proposals should be sent to the Office of the Secretary by mail to Monster Beverage Corporation, 1 Monster Way, Corona, California, 92879.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board is currently comprised of ten members. Norman C. Epstein, Harold C. Taber, Jr. and Kathy N. Waller are not standing for reelection and will retire from the Board effective as of the Annual Meeting. Our Board thanks each of them for their many years of exemplary service. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), our Board has nominated 10 directors identified on the following pages for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s ten nominees named below.  In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy.  The Company is not aware of any nominee who will be unable or expects to decline to serve as a director.  The term of office of each person elected as a director will continue until the 2020 annual meeting or until a successor has been elected and qualified.

The Board has a director resignation policy.  This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results.  The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation.  The Board must act on the tendered resignation.  If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results.  A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

The names of the nominees, and certain biographical information about them, are set forth below.

Name	Age	Position
Rodney C. Sacks[1]	69	Chairman of the Board of Directors and Chief Executive Officer
Hilton H. Schlosberg[1]	66	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary
Mark J. Hall	63	Director
Kathleen E. Ciaramello	55	Director
Gary P. Fayard[2]	67	Director
Jeanne P. Jackson	67	Director
Steven G. Pizula[2]	63	Director
Benjamin M. Polk[3,4]	68	Director
Sydney Selati[2,3,4]	80	Director
Mark S. Vidergauz[3,4,5]	65	Director

1 If re-elected, to serve as member of the Executive Committee.

2 If re-elected or elected, as applicable, to serve as member of the Audit Committee. If re-elected, Mr. Selati to serve as Chairman of the Audit Committee.

3 If re-elected, to serve as member of the Compensation Committee. If re-elected, Mr. Vidergauz to serve as Chairman of the Compensation Committee.

4 If re-elected, to serve as member of the Nominating and Corporate Governance Committee. If re-elected, Mr. Polk to serve as Chairman of the Nominating and Corporate Governance Committee.

5 If re-elected, to serve as Lead Independent Director.

Each of our directors brings extensive management and leadership experience gained through their service in our industry and other diverse businesses.  In these roles, they have assumed day-to-day leadership or other senior leadership responsibilities.  In addition, most directors bring board experience acquired by either significant experience on other boards or long service on our Board of Directors that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.  The Nominating and Corporate Governance Committee’s process for selecting and nominating qualified director candidates is described under the section entitled “Nominating and Corporate Governance Committee.” In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board of Directors and its committees.

Rodney C. Sacks—Chairman of the Board of Directors of the Company, Chief Executive Officer and a director of the Company from November 1990 to the present.  Member of the Executive Committee of the Board of Directors (the “Executive Committee”) since October 1992.  Chairman of the Board of Directors and a director of Monster Energy Company (“MEC”).  Mr. Sacks has led the Company for over 29 years and has extensive experience in the food and beverage industry.  Mr. Sacks has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Hilton H. Schlosberg—Vice Chairman of the Board of Directors of the Company, President, Chief Operating Officer, Secretary and a director of the Company from November 1990 to the present.  Chief Financial Officer of the Company since July 1996.  Member of the Executive Committee of the Board of Directors since October 1992.  Vice Chairman, President, Chief Financial Officer and a director of MEC.  Mr. Schlosberg has held senior leadership positions with the Company for over 29 years, has been the Company’s Chief Financial Officer for 23 years and has extensive experience in the food and beverage industry.  Mr. Schlosberg has a high level of financial literacy, and his day-to-day supervision of business operations and co-leadership with Mr. Sacks brings valuable insight to the Board.  Mr. Schlosberg has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Mark J. Hall—Director of the Company since January 1, 2014 and employee of MEC focusing on ideation, design and development of new products since May 1, 2017. Chief Marketing Officer of MEC from January 2015 to May 1, 2017. Chief Brand Officer of MEC from January 2014 to December 2014, and President of the Monster Beverage Division from January 2007 to December 2013.  Mr. Hall joined MEC in 1997 as a Senior Vice President.  Prior to joining MEC, Mr. Hall was employed by the Arizona Beverage Co. as Vice President of Sales, where he was responsible for sales and distribution of products through a national network of beer distributors and soft drink bottlers in the United States.  Mr. Hall has detailed knowledge of and valuable perspectives and insights into both our business and the beverage business in general.

Kathleen E. Ciaramello—President, Foodservice and On-Premise Business Unit of The Coca-Cola Company (“TCCC”) from 2013 to the present. Ms. Ciaramello joined The Coca-Cola Company in 1985 and has served in various account management, sales and marketing roles of increasing responsibility, including Group Vice President, Strategic Partnership Marketing from 2006 to 2009 and Vice President East Zone from 2009 to 2013, as well as one of the inaugural members of Coca-Cola’s Women’s Leadership Council. Ms. Ciaramello has served on the Board of Directors and other various roles of the National Restaurant Association since 2016, the Women’s Foodservice Forum Board of Directors since 2016, and the Board of Directors of the Jack & Jill Late Stage Cancer Foundation. Ms. Ciaramello is European Refreshments (“ER” an indirect wholly owned subsidiary of TCCC) designee to the Board.  Ms. Ciaramello has substantial business and leadership experience in the beverage industry.

Gary P. Fayard—Director of the Company since June 2015 and member of the Audit Committee of the Board of Directors (the “Audit Committee”) since February 2016.  Executive Vice President and Chief Financial Officer of The Coca-Cola Company from February 2003 to April 2014.  Mr. Fayard joined The Coca-Cola Company in 1994, and in July 1994, he was elected Vice President and Controller, a position he held until December 1999 when he was elected Senior Vice President and Chief Financial Officer.  Mr. Fayard has also served on the board of directors of Coca-Cola FEMSA, S.A.B. de C.V., the largest bottler in the world of Coca-Cola trademark beverages by unit case volume operating in territories in Mexico, Central and South America and the Philippines, from 2004 to March 2016. Mr. Fayard has been on the board of directors of Genuine Parts Company since 2014.  Mr. Fayard has a strong background in accounting and finance as well as substantial business and leadership experience in the beverage industry.

Jeanne P. Jackson—At Nike, Inc., Ms. Jackson served as President and Senior Strategic Advisor to the Chief Executive Officer from June 2016 to August 2017, President of Product & Merchandising from July 2013 to April 2016, President of Direct to Consumer from March 2009 to July 2013.  Director of Delta Air Lines since January 2017, Director of The Kraft Heinz Company since July 2015 (previously director of Kraft Foods Group, Inc. from October 2012 to July 2015), and Director of McDonalds Corporation since 1999.  Ms. Jackson has previously served on the boards of Nike, Inc., Nordstrom, Inc., Williams-Sonoma, Inc., Motorola Mobility Holdings, Inc., Harrah’s Entertainment Inc. and others.  Ms. Jackson is the founder of MSP Capital and served as its Chief Executive Officer from 2002 to 2009 and is again serving as its Chief Executive Officer from 2017 to present.  Ms. Jackson has served in senior leadership roles in many organizations, including Wal-Mart.com USA, LLC, the Gap, Inc., Banana Republic, Victoria’s Secret, Saks Fifth Avenue, Walt Disney Attractions, Inc. and Federated Department Stores, Inc.  Ms. Jackson brings knowledge and experience of over thirty years as a senior executive and director in an array of large, public companies.

Steven G. Pizula—Partner at Deloitte & Touche LLP from September 1977 to June 2018.  Since joining Deloitte & Touche LLP (then Haskins & Sells) in 1977, Mr. Pizula served as the supervising audit partner on a number of large, multinational public companies in a wide range of industries, including consumer products. Mr. Pizula held various leadership positions at Deloitte & Touche LLP, most recently as Practice Growth Leader for the Pacific Southwest Region and as a Member of the National Committee for Audit Quality, and National Partner Admissions Committee.  Mr. Pizula is currently a board member of The Whittier Trust Company, the Arnold and Mabel Beckman Foundation and the Forum for Corporate Directors.  Mr. Pizula is a Certified Public Accountant and member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.  Mr. Pizula brings extensive experience in accounting and audit matters.

Benjamin M. Polk—Director of the Company since November 1990.  Director of MEC from July 1992 to February 2016.  Partner with Veritas Capital, a private equity firm, since July 2011.  Director of Aeroflex Holding Corp. from November 2012 to September 2014.  Director of CPI International, Inc. from October 2012 to July 2017.  Director of Truven Health Analytics, Inc. from October 2012 to April 7, 2016.  Mr. Polk was a partner with the law firm of Schulte Roth & Zabel LLP from May 2004 to July 2011 and prior to that, a partner with the law firm of Winston & Strawn LLP, where Mr. Polk practiced law with that firm and its predecessor firm, from August 1976 to May 2004.  Mr. Polk has gained detailed knowledge of the Company during his service as a director since 1990 and as outside counsel from 1990 to July 2011.  Mr. Polk has extensive experience in matters relating to mergers, acquisitions and corporate finance.

Sydney Selati—Director of the Company and member of the Audit Committee since September 2004, member of the Compensation Committee of the Board of Directors (the “Compensation Committee”) since March 2007 and member of the Nominating and Corporate Governance Committee since April 2009.  Mr. Selati was named Chairman of the Audit Committee on February 27, 2015.  Mr. Selati was a director of the San Diego Jewish Community Foundation from July 2010 to June 2017 and has been Chairman of its Audit Committee since August 2011. Mr. Selati was Chairman of the board of directors of the San Diego Jewish Community Foundation from July 2016 to June 2017. Mr. Selati was a director of Barbeques Galore Ltd. from 1997 to 2005 and was President and Chairman of the board of directors of The Galore Group (U.S.A.), Inc. from 1988 to 2005.  Mr. Selati was President of Sussex Group Limited from 1984 to 1988.  Mr. Selati has extensive experience as a chief executive and board member of companies in other industries, which allows him to bring additional perspective to the Board.  Mr. Selati is a Chartered Accountant (South Africa).

Mark S. Vidergauz—Director of the Company and member of the Compensation Committee since June 1998, member of the Audit Committee from April 2000 through May 2004, and Lead Independent Director since March 2014.  Chief Executive Officer of The Sage Group LLC, an investment banking firm, from April 2000 to the present.  The Sage Group, LLC provides merger, acquisition and capital formation advisory services to a wide range of companies in the consumer sector.  Managing Director at the Los Angeles office of ING Barings LLC, a diversified financial service institution headquartered in the Netherlands, from April 1995 to April 2000.  Mr. Vidergauz brings strong merger and acquisition, corporate finance, corporate governance and leadership experience to the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

MANAGEMENT

Board Meetings and Committees; Annual Meeting Attendance

The Board is comprised of Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Norman C. Epstein, Gary P. Fayard, Benjamin M. Polk, Sydney Selati, Harold C. Taber, Jr., Kathy N. Waller and Mark S. Vidergauz.  The Board held six meetings during the fiscal year ended December 31, 2018.  Each director other than Mark J. Hall attended the annual meeting held on June 7, 2018.  During the 2018 period in which he or she was a director, each director attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees in which he or she was a member.  The Board has determined that Messrs. Epstein, Fayard, Polk, Selati, Taber and Vidergauz are independent, and, upon election, Mr. Pizula and Ms. Jackson would also qualify as independent, as that term is defined in the Nasdaq Stock Market Rules and SEC regulations.  Our independent directors met in executive session four times during the fiscal year ended December 31, 2018.  The executive sessions include reviewing and assessing succession plans for the Chief Executive Officer, President and other key members of executive management. The Board does not have a policy requiring the attendance by the directors at the Annual Meeting.

During the fiscal year ended December 31, 2018, the Audit Committee was comprised of Norman C. Epstein, Harold C. Taber, Jr., Gary P. Fayard and Sydney Selati (Chairman).  The Board of Directors adopted an amended and restated written charter for the Audit Committee in February 2019, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Audit Committee held four meetings during the fiscal year ended December 31, 2018.  The Audit Committee last met in February 2019 in connection with the review of the Company’s financial statements for the fiscal year ended December 31, 2018.  See “Audit Committee” below for more information.

During the fiscal year ended December 31, 2018, the Compensation Committee was comprised of Norman C. Epstein (Chairman), Mark S. Vidergauz and Sydney Selati.  The Compensation Committee held four meetings during the fiscal year ended December 31, 2018.  Under the Monster Beverage Corporation 2011 Omnibus Incentive Plan, (the “2011 Incentive Plan”) grant procedures, the Compensation Committee has sole and exclusive authority to grant equity awards to all employees and consultants who are not new hires and to all new hires and promotions who are subject to Section 16 of the Exchange Act.  The Compensation Committee and the Executive Committee each independently has the authority to grant awards for new hires and promotions for employees who are not Section 16 employees. The Board of Directors adopted an amended and restated written charter for the Compensation Committee in February 2019, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm.  The Board has adopted written Equity Grant Procedures (see “Compensation Discussion and Analysis – Compensation Program Components - Long-Term Incentive Program” and “Compensation Committee” below for more information).

During the fiscal year ended December 31, 2018, the Nominating Committee was comprised of Harold C. Taber, Jr. (Chairman), Norman C. Epstein and Sydney Selati.  In February 2019, the Board of Directors renamed the Nominating Committee the “Nominating and Corporate Governance Committee.”  The Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Nominating Committee held three meetings during the fiscal year ended December 31, 2018 (see “Nominating and Corporate Governance Committee” below for more information).

The Executive Committee, comprised of Rodney C. Sacks and Hilton H. Schlosberg, held fourteen meetings during the fiscal year ended December 31, 2018.  The Executive Committee manages and directs the business of the Company between meetings of the Board.  Under the 2011 Incentive Plan grant procedures, each of the Compensation Committee and the Executive Committee of the Board independently has the authority to grant awards for new hires and promotions for employees who are not Section 16 employees.  Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee (see “Compensation Discussion and Analysis – Compensation Program Components - Long-Term Incentive Program” below for more information).

Non-Employee Director Stock Ownership Policy

The Board has adopted stock ownership requirements for non-employee directors.  These requirements provide that each non-employee director of the Company has three years from the date of appointment to satisfy the minimum stock ownership requirement and hold a minimum of 9,000 shares of Common Stock (including vested restricted stock units and deferred stock units).  During 2018, all non-employee directors complied with the non-employee director stock ownership policy.

Anti-Hedging Policy

The Board has an anti-hedging policy. The anti-hedging policy prohibits the Company’s Directors, officers and employees from engaging in transactions that use any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s Common Stock, including prepaid variable forward contracts, collars and exchange funds.

Anti-Pledging Policy

The Company’s insider trading policy prohibits employees and directors from pledging Company securities. However, in certain limited circumstances the Company’s compliance officer may allow an employee or director to pledge certain Company securities.  In 2018, only two employees, Mr. Sacks and Mr. Schlosberg, pledged less than 8% of the shares of Common Stock they beneficially own.

Director Resignation Policy

The Board has a director resignation policy.  This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results.  The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation.  The Board must act on the tendered resignation.  If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results.  A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Corporate Governance Guidelines state the Board’s belief that whether to have the same person occupy the offices of chairperson of the Board and Chief Executive Officer should be decided by the Board, from time to time, in accordance with the Company’s bylaws and its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the Company’s stockholders.  The Board believes that the Company’s current Chief Executive Officer is best situated to serve as Chairman of the Board.  Rodney C. Sacks has led the Company for over 29 years and therefore is highly knowledgeable with respect to the Company’s business, operations and industry.  Mr. Sacks is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities.  The Board believes that the combined role of Chairman and CEO promotes consistency and efficiency in the development and execution of the Company’s business strategy. A copy of the Corporate Governance Guidelines is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Lead Independent Director

In March 2014, the independent directors of the Board approved a Lead Independent Director Charter.  Under the Lead Independent Director Charter, if the offices of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board of Directors will annually elect with a majority vote an independent director to serve in a lead capacity.  Although elected annually, the Lead Independent Director is generally expected to serve for more than one year.  The Lead Independent Director may be removed or replaced at any time with or without cause by a majority vote of the independent members of the Board.

Mr. Vidergauz is currently the Lead Independent Director.  In this capacity, Mr. Vidergauz is, among other things, responsible for leading executive sessions of the independent directors and serving as the principal liaison between the Chairman, Vice Chairman and the independent directors.  A copy of the Lead Independent Director Charter is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

The Board’s Role in Risk Oversight

The Board of Directors plays an active role in overseeing and managing the Company’s risks.  The full Board and its Executive Committee regularly review the Company’s results, performance, operations, competitive position, business strategy, liquidity, capital resources, product distribution and development, material contingencies and senior personnel, as well as the risks associated with each of these matters.  The Board implements its risk oversight function both as a whole and through its standing committees.  Certain of the work is delegated to committees, which meet regularly and report back to the full Board.  The Compensation Committee reviews the Company’s compensation practices and discerns the relationship among risk, risk management and compensation in light of the Company’s objectives. The Audit Committee reviews and discusses with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and risks related to financial statements, the financial reporting process and accounting and legal matters, as well as the steps management has taken to monitor and control such exposures.  The full Board also discusses risk throughout the year during meetings in relation to specific proposed actions including risks related to cybersecurity and reputation.  These processes are designed to ensure that risks are taken knowingly and purposefully.  The Board believes that its role in oversight of risk management (as well as the role of the Compensation Committee and the Audit Committee) has not adversely affected its leadership structure or results of operations.

Executive Officers

The names and ages of our Named Executive Officers (“NEOs”) at December 31, 2018, and certain biographical information about them, are set forth on page 12 and below.

Name	Age	Position
Rodney C. Sacks	69	Chairman of the Board of Directors and Chief Executive Officer
Hilton H. Schlosberg	66	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary
Guy P. Carling	42	President, EMEA
Thomas J. Kelly	64	Executive Vice President, Finance
Emelie C. Tirre	49	President, Americas

Guy P. Carling—President of EMEA since 2018.  In his position as President of EMEA, Mr. Carling oversees the Company’s sales, development and expansion in markets in Europe, the Middle East, Africa, and Central Asia, and frequently reports directly to the Executive Committee and our Board.  Mr. Carling joined MEC in December 2007, and previously served as Chief Commercial Officer & Managing Director of EMEA.  Mr. Carling has worked in the beverage business for over 21 years.

Thomas J. Kelly—Executive Vice President Finance and/or Controller and Secretary of MEC since 1992.  In his position as Executive Vice President Finance, Mr. Kelly frequently reports directly to the Executive Committee and our Board of Directors.  Prior to joining MEC, Mr. Kelly served as controller for California Copackers Corporation.  Mr. Kelly is a Certified Public Accountant (inactive) and has worked in the beverage business for over 33 years.

Emelie C. Tirre—President of the Americas since July 2018.  In her position as President of the Americas, Ms. Tirre oversees the Company’s sales, development and expansion in markets in the United States, Canada, Latin America, Oceania and the Caribbean.  She frequently reports directly to the Executive Committee and our Board.  Ms. Tirre joined MEC in July 2010, and previously served as Chief Commercial Officer and the Senior Vice President of Sales for North America.  Ms. Tirre has worked in the beverage business for over 27 years.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation program for our Named Executive Officers (“NEOs”), as described in the following pages, is designed to emphasize equity compensation in the form of stock options, restricted stock and/or restricted stock units in addition to cash compensation as a means of motivating and retaining executive talent, rewarding executives fairly over time for performance relative to business plan goals and creating sustainable shareholder value through continued profitable growth.  The program is designed to reinforce ownership and overall entrepreneurialism and to link rewards to measurable corporate and qualitative individual performance.  The program, although not formulaic in its approach, is based on long-standing principles that reward sustained, relative outperformance.  When making compensation decisions, the Company’s performance versus its internal goals and external benchmarks are considered.  Consideration is also given to operating performance and shareholder returns, as well as each NEO’s role in enhancing operating performance and shareholder returns.  In applying these principles, we integrate cash and equity incentive compensation programs with our short- and long-term strategic plans in order to align the interests of our NEOs with the long-term interests of our stockholders.  The Compensation Committee annually evaluates risks and rewards associated with the Company’s overall compensation philosophy and structure and does not believe the program promotes excessive risk-taking.

With respect to specific elements of compensation, base salary is a fixed amount to secure executive service, the annual cash bonus opportunity is designed to incentivize and reward achievement of short-term financial and operating performance and equity grants that vest over multi-year periods are designed to reward long-term financial and stock price performance as well as serve as a key retention vehicle for our executive talent. While the Compensation Committee intends for compensation levels to be competitive relative to similarly-situated executives at companies of comparable size and scope of operations, no specific market positioning or percentile is targeted as a matter of practice.

Setting Executive Compensation

The compensation programs for our NEOs are generally administered by or under the direction of the Compensation Committee (in the case of Rodney Sacks, the Chairman and Chief Executive Officer, and Hilton Schlosberg, the Vice Chairman and President) and the Executive Committee (in the case of the other NEOs).  The compensation program is benchmarked annually by the Committee’s independent consultants to ensure that remuneration levels and benefits are competitive and reasonable and continue to achieve the goals set forth in our compensation philosophy.  In reviewing the compensation for Mr. Sacks and Mr. Schlosberg, the Compensation Committee recognizes that Mr. Sacks and Mr. Schlosberg serve as our co-leaders.  Given the long-term complementary nature of their leadership and their contributions to our success, the Compensation Committee has determined it is appropriate to continue to compensate them equally.

For 2018 compensation decisions, the Compensation Committee retained the independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide competitive market data and make recommendations to the Compensation Committee with respect to compensation for Mr. Sacks and Mr. Schlosberg and to the Executive Committee with respect to compensation for our other NEOs and senior management.  FW Cook reports directly to the Compensation Committee and did not perform any other services for the Company in 2018.  Following an independence assessment of FW Cook during 2018, the Compensation Committee determined that the services provided by FW Cook did not raise any conflicts of interest.

The Compensation Committee considers relevant market pay practices and individual and Company performance when setting executive compensation.  We do not set compensation at a targeted percentile level relative to the market, but we seek to provide salary, incentive compensation opportunities and employee benefits that are generally competitive within the consumer products industry, the food and beverage industry and within the labor markets in which we participate.  Within this framework, we generally seek to keep salary and cash bonuses below the median for our NEOs, with equity awards providing enhanced compensation opportunities.  We gather market compensation data to provide context, but we also consider Company and individual performance, as well as our recruiting and internal retention experience when making executive compensation decisions.

The Compensation Committee consulted with FW Cook in late 2017 to conduct a 2018 competitive market analysis (the “Early 2018 Market Analysis”) using a comparison group of similarly-sized, high-performing U.S. food and beverage and consumer products companies (the “Early 2018 Peers”).  As market compensation levels are correlated to revenues for cash compensation and market capitalization for equity compensation, the Compensation Committee selects its peer companies using objective size criteria for each metric.  For the Early 2018 Peers, and based on the Company’s size at that time, the size criteria used for the peer group screening were revenues less than $23.0 billion and market capitalizations between $4 billion and $82 billion (10% to 250% of the Company’s market capitalization). The Early 2018 Peers were the same as the peers referenced in 2017, with the exception of the removal of Mead Johnson Nutrition Company due to its 2017 acquisition by Reckitt Benckiser. The resulting Early 2018 Peers composed of 18 companies is shown below:

• Brown-Forman Corporation	• Ralph Lauren
• Campbell Soup Company • Chipotle Mexican Grill, Inc. • Constellation Brands Inc.	• Starbucks Corporation • The Estee Lauder Cos. • The Hain Celestial Group
• Keurig Dr Pepper Inc. • L Brands • Michael Kors Holdings Limited	• The Hershey Company • The J.M. Smucker Company • Under Armour, Inc.
• Molson Coors Brewing Company • PVH	• V.F. Corporation • Yum! Brands

The Early 2018 Market Analysis was considered in determining the NEOs’ 2018 base salaries and equity grant values.

In December 2018, subsequent to FW Cook’s review of the Early 2018 Peers, no changes to the peer group were deemed necessary, resulting in the 18-company Late 2018 Peer Group (the “Late 2018 Peers”).  As such, compensation and performance data of the Late 2018 Peers were considered in determining bonuses for the 2018 performance year.

Taking into consideration the Early 2018 Market Analysis, the Compensation Committee set Mr. Sacks’ and Mr. Schlosberg’s 2018 cash compensation below the median of the Early 2018 Peers, and granted them above-median equity compensation in order to align their interests over the long-term with those of our stockholders. The Early 2018 Market Analysis noted that the performance of the Company (through 2017) was above the peer median in three-year revenue and earnings per share (“EPS”) growth, return on capital and one-, three- and five-year Total Shareholder Return (“TSR”).  This level of operating and TSR performance, which was considered significant by the Compensation Committee, was factored into the compensation decisions. From 2015 through 2017, the Company’s revenue growth, earnings per share growth and operating income return on invested capital were at or above the Early 2018 Peers 75th percentile. This long-term high operating performance and high market capitalization are part of the justification for the total compensation of Mr. Sacks and Mr. Schlosberg being generally consistent with the Early 2018 Peers 75th percentile.  The peer group data is only one reference point used by us when making compensation decisions. However, we generally believe that reviewing and analyzing such pay and performance information is an important component of our executive compensation decision-making process.

The 2018 stock option and restricted stock unit awards granted to Mr. Sacks and Mr. Schlosberg were made under our annual grant philosophy as well as to reward for the Company’s continued strong performance in 2017 and further align their interests with our stockholders. Recent equity awards granted to Mr. Sacks and Mr. Schlosberg vest over a three-year period with the exception of certain stock awards granted in March 2018 and 2019, which were granted in lieu of a portion of the cash bonus awarded for 2017 and 2018 performance, and as a result, were fully vested at grant to equate to a cash award.

Compensation decisions for Mr. Carling, Mr. Kelly and Ms. Tirre were discretionary and not based on specific performance targets.  However, the Company considered FW Cook’s competitive market analysis for guidance in determining the total compensation for Mr. Carling, Mr. Kelly and Ms. Tirre.  The compensation levels for Mr. Carling, Mr. Kelly and Ms. Tirre were generally set relative to the market data with above-median long-term equity compensation value through stock options, in order to emphasize continued shareholder growth and to recognize that options have been an effective incentive for motivating performance.  Recent equity awards granted to Mr. Kelly vest over a three- or five-year period and recent equity awards granted to Mr. Carling and Ms. Tirre vest over a three- or five-year period.

We view all components of compensation as related but distinct.  We determine the appropriate level for each compensation component, based in part, but not exclusively, on competitive benchmarks gathered through our recruitment and retention experience, our review of internal comparatives as well as other considerations we deem relevant, such as rewarding for individual as well as for corporate performance.  We believe that equity awards effectively reward for long-term performance and are an important compensation-related motivator to attract and retain executives through the various vesting periods and promote sharing in the value they create.  Except as described herein, neither our Compensation Committee nor our Executive Committee have adopted any formal or informal policies or guidelines for allocating compensation between short-term and long-term and current compensation between cash and non-cash compensation.  However, our Compensation Committee and Executive Committee’s respective philosophy is that a greater percentage of our NEOs’ compensation should be rewarded in long-term equity rather than short-term cash, and we believe that this philosophy has benefited our long-term performance by attracting, retaining and motivating a long-tenured NEO group that has built significant long-term value for our shareholders.  Compensation packages for each of our NEOs are tailored to each individual NEO’s circumstances by the Compensation Committee and/or the Executive Committee, as appropriate, and are largely based on subjective evaluations of Company and individual performance.  Each element of compensation is determined differently for each individual NEO, based on a variety of facts and circumstances applicable at the time and specific to that NEO.

Our Compensation Committee and Executive Committee perform an annual strategic review of long-term incentive compensation paid to our NEOs to determine whether they have provided adequate incentives and motivation to such NEOs, and whether they adequately compensate our NEOs relative to comparable officers in other companies with which we compete for executives.  For decisions regarding the grant of equity compensation relating to NEOs, other than our Chairman and Chief Executive Officer and our Vice Chairman and President, the Compensation Committee specifically considers recommendations from the Executive Committee.

Results of 2018 Advisory Vote to Approve Executive Compensation

At our 2018 annual meeting of Stockholders, 85.1% of the votes cast were in favor of our advisory resolution regarding the compensation of our NEOs.  The Compensation Committee believes this affirms the stockholders’ support of the Company’s pay-for-performance philosophy with respect to executive compensation.  No changes were made to the compensation program for NEOs as a direct response to the result of the vote. The Compensation Committee will continue to consider the results of future advisory votes on executive compensation.

Compensation Program Components

Our NEO compensation currently has three primary components: base salary, annual cash bonus and equity awards granted pursuant to our 2011 Incentive Plan.

Each of the primary components of NEO compensation is discussed below.

Base Salary

Base salaries for our NEOs are established based on the scope of their individual responsibilities, taking into account competitive market remuneration paid by other companies for individuals in similar positions.  We set NEO base salaries at levels which we believe enable us to retain individuals in a competitive environment (but without any fixed formula) and reward performance based upon contributions to our overall business goals.  We may also utilize input on compensation from compensation consultants, executive search firms and market data when making crucial hiring decisions.

The Compensation Committee determines the base salaries for Mr. Sacks and Mr. Schlosberg and the Executive Committee determines the base salaries for the other NEOs.

For 2018, the annual base salary for each of Mr. Sacks and Mr. Schlosberg were increased from $750,000 to $800,000, which maintained their market positioning for this compensation element at below the 25th percentile of our Early 2018 Peers. For 2018, Mr. Kelly’s annual base salary was increased from $350,000 to $400,000.  For 2018, Mr. Carling’s annual base salary was $507,469 (Mr. Carling’s compensation, including bonus, as presented herein was paid in Pound Sterling (“GBP”) and converted to United States Dollars (“USD”) using the average exchange rate of GBP to USD on a monthly basis for the year ended December 31, 2018.) and Ms. Tirre’s annual base salary was $554,615.

Annual Cash Bonus Opportunity

We provide incentive compensation to our NEOs partly in the form of a discretionary annual cash bonus based on a qualitative review of individual and company-wide financial and operational performance, consistent with our emphasis on pay-for-performance incentive compensation programs.  The Compensation Committee determines the annual bonuses for Mr. Sacks and Mr. Schlosberg and the Executive Committee (comprised of the Chairman and Chief Executive Officer and the Vice Chairman and President) determines the annual bonuses for the other NEOs.

Consistent with prior years, the 2018 cash bonuses were not determined in a formulaic manner.  In determining 2018 bonus awards, our Compensation Committee and Executive Committee considered all of our performance achievements and reviewed various strategic factors, including sales revenues, high relative profit growth, distribution levels, introduction of new products, corporate partnerships, overall operating performance, contribution margins, profitability and TSR, which are used as a broad guide of overall performance.  We generally utilize annual cash bonuses to reward performance for the time horizon of one year.  Consistent with the Company’s strategy of focusing on long-term equity over short-term cash compensation, the bonus payments have been relatively low compared to our peer group.

The actual amount of the annual bonus is determined and paid in the first quarter following a qualitative review of each NEO’s individual performance and contribution to our strategic goals during the prior year.  The total 2018 cash bonus awards for each of Mr. Sacks and Mr. Schlosberg were $968,000, $227,406 for Mr. Carling, $200,000 for Mr. Kelly, and $275,000 for Ms. Tirre.  In early 2018, Mr. Sacks and Mr. Schlosberg were each awarded 8,110 fully vested shares of stock valued at $484,000; this stock grant represented one-half of their total bonus payout as part of their 2018 performance.  The purpose of paying a portion of their 2018 bonus in equity was to increase the alignment of their interests with shareholders.  The remaining portion of their 2018 bonus awards, and the full 2018 bonus awards for the other NEOs, were paid in cash. The discretionary nature of the annual incentive program design is currently under review by the Compensation Committee.

Long-Term Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages superior performance by our NEOs through the use of equity awards and, as a result, the compensation program emphasizes equity awards over cash compensation.  Our equity compensation plans have been established to provide our NEOs with incentives to further align their interests with the interests of our stockholders and such interests are aligned through the granting of options and restricted stock units.  Equity compensation to our NEOs generally vests over three to five years.  Stock options are our preferred form of long-term incentive compensation because we believe they are simple, tax-deferred and inherently performance-based with value earned only if the price of our common stock appreciates after the options are granted.  In 2018, Mr. Sacks and Mr. Schlosberg were granted an equal, value-based mix of stock options and restricted stock units in order to provide a growth incentive as well as a long-term employment retention incentive.

The Compensation Committee reviews and approves equity awards to our NEOs based upon compensation data principally gathered through a market analysis conducted by our independent compensation consultants, our recruiting and retention experience, our qualitative assessment of individual performance, as well as a review of each NEO’s current long-term incentives and retention considerations.

On March 14, 2018, each of Mr. Sacks and Mr. Schlosberg were granted 264,000 stock options under the 2011 Incentive Plan that vest in three equal annual installments on each of March 14, 2019, 2020 and 2021, subject to their continued employment through each vesting date.

On March 14, 2018, each of Mr. Sacks and Mr. Schlosberg were granted 102,200 restricted stock units that vest in three equal annual installments on each of March 14, 2019, 2020 and 2021, subject to their continued employment through each vesting date.

On March 14, 2018, Mr. Carling, Mr. Kelly and Ms. Tirre were each granted 50,000 stock options under the 2011 Incentive Plan for 2018 that vest in five annual installments. On June 1, 2018 Mr. Carling and Ms. Tirre were each granted 25,000 stock options that vest in three annual installments starting on June 1, 2021, and Mr. Kelly was granted 5,000 stock options that vest in three annual installments starting on June 1, 2021. On June 1, 2018, each of Mr. Carling and Ms. Tirre were granted 12,000 restricted stock units that vest in four equal annual installments on each of June 1, 2020, 2021, 2022 and 2023, subject to their continued employment through each vesting date. The June 1, 2018 grants were in recognition of the NEOs’ important role at the Company.

Deferred Compensation

The Monster Beverage Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) (amended effective January 1, 2017) is a sub plan to our 2011 Incentive Plan.  Under the Deferred Compensation Plan, eligible employees may elect to defer cash and/or equity-based compensation and to receive the deferred amounts, together with an investment return (positive or negative), in the future.

Other Compensation

Certain NEOs who are parties to employment agreements will continue to be subject to such agreements in their current form based on the terms of such agreements, or upon renewal should the Compensation Committee determine in its discretion that revisions to such employment agreements are recommended.  For a summary description of the terms of these agreements, see “Discussion of Summary Compensation Table - Agreements with Named Executive Officers” below.

In addition, we intend to continue to maintain our current contracted benefits and perquisites for our NEOs.  The perquisites include payment of the cost and expense for personal use of a Company automobile or an automobile allowance and the payment of benefit premiums under certain employee benefit plans. In addition, pursuant to their employment agreements, Mr. Sacks and Mr. Schlosberg are entitled to receive initial and annual fees and all other reasonable expenses relating to membership in up to two business or social clubs selected by the executive.  Ms. Tirre is entitled to receive 50% of the annual fees relating to the membership in one business or social club selected by the executive.  However, the Compensation Committee in its discretion may revise, amend or add to such NEO’s benefits and perquisites if it deems it advisable.  We believe these benefits and perquisites are currently in line with those provided by comparable companies within the consumer products industry, the food and beverage industry and within the labor markets in which we participate, for similarly situated executives, based principally on information gathered through our recruiting and retention experience. Executives bear all taxes associated with these benefits and perquisites and these arrangements do not provide for tax gross ups.

Stock Ownership Guidelines for Chief Executive Officer, President and Chief Financial Officer

In 2018, the Board adopted stock ownership guidelines (the “Executive Officer Stock Ownership Guidelines”) to further align the interests of the Company’s CEO, President and Chief Financial Officer with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance. The guidelines require the executives to hold an amount of stock at least equal to six (6) times annual base salary, which is then converted to a fixed number of shares. Shares that satisfy the stock ownership guidelines include:  Company stock owned directly or indirectly with, or separately by, his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive or his or her immediate family members; all unvested restricted stock with time-based vesting; shares issuable upon the settlement of restricted stock units; and shares held in the Company’s Deferred Compensation Plan. Unexercised stock options, or the non-vested portion of any performance-based restricted stock do not count towards satisfying the guidelines.  Any newly appointed CEO, President and CFO will have five (5) years from the date of his or her appointment to comply with the guidelines. The Compensation Committee will monitor compliance with the stock ownership guidelines and has the authority to establish, review and approve the guidelines as it deems appropriate.  During 2018, both executives were in compliance with the stock ownership guidelines by holding the required number of shares.

Employee Benefit Plans

Our employees, including our NEOs, are entitled to various employee benefits, which generally include health care plans, flexible spending accounts, life and disability insurance, 401(k) Plan, paid time off, automobile benefits, as well as other allowances.

401(k) Plan

Our employees, including our NEOs, may participate in our 401(k) Plan, a defined contribution plan that qualifies under Section 401(k) of the Internal Revenue Code.  Participating employees may contribute up to statutory limits.  We make discretionary matching contributions, and currently match 50% of our employee contributions, up to 6% of each employee’s earnings on a per pay period basis, which vest at a rate of 25% upon completion of two years of service, 50% upon completion of three years of service and 100% upon completion of four years of service.

Separation and Change in Control Arrangements

Certain of our NEOs, per the terms of their respective employment agreements and/or equity award agreements, are eligible for certain benefits and/or payments if there is a change in control and/or a termination of their employment, as described under “Potential Payments Upon Termination or Change in Control” beginning on page 31.

We believe these arrangements are an important part of overall compensation and will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, notwithstanding any concern that they may have at such time regarding their own future and continued employment.  In addition, we believe that these arrangements are an important recruitment and retention incentive.  These arrangements do not provide for tax gross ups.

Tax Implications

The taxation and accounting consequences of our executive officer compensation programs were not material factors in our decisions in establishing or administering our executive officer compensation programs for fiscal year 2018.  We retain the discretion to structure compensation in ways that may result in less than full deductibility, that may not maximize tax savings and that may not minimize the accounting cost to the Company. Pursuant to the Tax Cuts and Jobs Act, the exemption from Section 162(m)’s (of the Internal Revenue Code) deduction limit for performance-based compensation has been repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Summary Compensation Table

The following table summarizes the total compensation of our NEOs during the fiscal years ended December 31, 2018, 2017 and 2016.  During the fiscal year ended December 31, 2018, our NEOs were Rodney C. Sacks, Hilton H. Schlosberg, Guy P. Carling, Thomas J. Kelly and Emelie C. Tirre.  Mr. Carling’s compensation as presented herein was paid in GBP and converted to USD using the average exchange rate of GBP to USD on a monthly basis for the year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($) (2)	Total ($)
Rodney C. Sacks Chairman, CEO and Director	2018 2017 2016	800,000 750,000 700,000	484,000 462,000 560,000	6,464,411 5,645,403 5,410,360	6,063,050 5,550,232 5,280,881	103,470 97,445 77,714	13,914,931 12,505,080 12,028,955
Hilton H. Schlosberg Vice-Chairman, CFO, COO, President, Secretary and Director	2018 2017 2016	800,000 750,000 700,000	484,000 462,000 560,000	6,464,411 5,645,403 5,410,360	6,063,050 5,550,232 5,280,881	73,746 44,652 44,545	13,885,207 12,452,287 11,995,786
Guy P. Carling President, EMEA	2018	507,469	227,406	618,000	1,641,518	44,778	3,039,171
Thomas J. Kelly Executive Vice President, Finance	2018 2017 2016	400,000 350,000 330,000	200,000 180,000 165,000	- - -	1,239,216 - 1,298,777	36,408 33,667 23,521	1,875,624 563,667 1,817,298
Emelie C. Tirre President, Americas	2018	554,615	275,000	618,000	1,641,518	33,645	3,122,778

(1)               The amounts represent the current year grant date fair value for all share-based payment awards computed in accordance with Accounting Standards Codification (“ASC”) 718 based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula with the following assumptions:

Name	Date	Dividend Yield	Expected Volatility	Risk-Free Interest Rate	Expected Term
Mr. Sacks	3/14/2018	0%	34.68%	2.81%	6.16
Mr. Schlosberg	3/14/2018	0%	34.68%	2.81%	6.16
Mr. Carling	3/14/2018	0%	34.92%	2.81%	6.00
Mr. Carling	6/1/2018	0%	34.88%	2.74%	6.14
Mr. Kelly	3/14/2018	0%	34.92%	2.81%	6.00
Mr. Kelly	6/1/2018	0%	34.88%	2.74%	6.14
Ms. Tirre	3/14/2018	0%	34.92%	2.81%	6.00
Ms. Tirre	6/1/2018	0%	34.88%	2.74%	6.14

(2) All Other Compensation

Name	Year	Automobile ($)	401(k) Match ($)	Benefit Premiums ($)	Perquisites ($)	Total ($)
Rodney C. Sacks	2018	52,098	8,250	40,999	2,123	103,470
	2017	52,063	8,100	34,533	2,749	97,445
	2016	36,362	7,950	31,389	2,013	77,714
Hilton H. Schlosberg	2018	36,072	8,250	29,424	-	73,746
	2017	10,909	8,100	25,643	-	44,652
	2016	21,425	7,950	15,169	-	44,544
Guy P. Carling	2018	16,025	25,373	3,380	-	44,778
Thomas J. Kelly	2018	8,562	8,250	19,596	-	36,408
	2017	8,517	8,100	17,050	-	33,667
	2016	8,038	7,950	7,533	-	23,521
Emelie C. Tirre	2018	10,222	8,250	8,175	6,998	33,645

Discussion of Summary Compensation Table

Agreements with Named Executive Officers:

Rodney C. Sacks – On March 18, 2014, we entered into an employment agreement with Mr. Sacks (the “Sacks Employment Agreement”), pursuant to which Mr. Sacks renders services as our Chairman and Chief Executive Officer.  Under the Sacks Employment Agreement, Mr. Sacks’ annual base salary will be reviewed annually and increased at the discretion of our Board.  Mr. Sacks is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits.  The initial employment period of this agreement commenced on January 1, 2014 and continued through December 31, 2018.  Beginning December 31, 2018, the agreement automatically renews for successive one-year renewal periods, unless notice of intent to not renew is given by either us or Mr. Sacks by June 30 of any renewal year.  Under the Sacks Employment Agreement, Mr. Sacks is subject to a confidentiality covenant and a six-month post-termination non-competition covenant.  The Sacks Employment Agreement is subject to termination (i) upon the death or disability of Mr. Sacks, (ii) voluntarily by Mr. Sacks on 90 days’ written notice, (iii) for Cause (as defined therein) by us, or (iv) upon Constructive Termination (as defined therein) by Mr. Sacks.  The severance provisions in the Sacks Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below.  During 2018, we entered into certain equity compensation agreements with Mr. Sacks as disclosed in the “Grants of Plan-Based Awards” table below.

Hilton H. Schlosberg – On March 18, 2014, we entered into an employment agreement with Mr. Schlosberg (the “Schlosberg Employment Agreement”), pursuant to which Mr. Schlosberg renders services as our Vice Chairman, President, Chief Operating Officer and Chief Financial Officer.  Under the Schlosberg Employment Agreement, Mr. Schlosberg’s annual base salary will be reviewed annually and increased at the discretion of our Board.  Mr. Schlosberg is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits.  The initial employment period of this agreement commenced on January 1, 2014 and continued through December 31, 2018.  Beginning December 31, 2018, the agreement automatically renews for successive one-year renewal periods, unless notice of intent to not renew is given by either us or Mr. Schlosberg by June 30 of any renewal year.  Under the Schlosberg Employment Agreement, Mr. Schlosberg is subject to a confidentiality covenant and a six-month post-termination non-competition covenant.  The Schlosberg Employment Agreement is subject to termination (i) upon the death or disability of Mr. Schlosberg, (ii) voluntarily by Mr. Schlosberg on 90 days’ written notice, (iii) for Cause (as defined therein) by us, or (iv) upon Constructive Termination (as defined therein) by Mr. Schlosberg.  The severance provisions in the Schlosberg Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below.  During 2018, we entered into certain equity compensation agreements with Mr. Schlosberg as disclosed in the “Grants of Plan-Based Awards” table below.

Guy P. Carling – Mr. Carling’s employment is “at will” and thus may be terminated at any time for any or no reason.  Mr. Carling is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.

Thomas J. Kelly – Mr. Kelly’s employment is “at will” and thus may be terminated at any time for any or no reason.  Mr. Kelly is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.

Emelie C. Tirre – Ms. Tirre’s employment is “at will” and thus may be terminated at any time for any or no reason.  Ms. Tirre is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards granted to our NEOs during the fiscal year ended December 31, 2018.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Rodney C. Sacks	3/14/2018		264,000	58.73	6,063,050
Rodney C. Sacks	3/14/2018	110,070			6,464,411
Hilton H. Schlosberg	3/14/2018		264,000	58.73	6,063,050
Hilton H. Schlosberg	3/14/2018	110,070			6,464,411
Guy P. Carling	3/14/2018		50,000	58.73	1,138,640
Guy P. Carling	6/1/2018		25,000	51.50	502,878
Guy P. Carling	6/1/2018	12,000			618,000
Thomas J. Kelly	3/14/2018		50,000	58.73	1,138,640
Thomas J. Kelly	6/1/2018		5,000	51.50	100,576
Emelie C. Tirre	3/14/2018		50,000	58.73	1,138,640
Emelie C. Tirre	6/1/2018		25,000	51.50	502,878
Emelie C. Tirre	6/1/2018	12,000			618,000

(1)         The amounts represent the current year grant date fair value for all share-based payment awards computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our NEOs at December 31, 2018.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rodney C. Sacks	12/01/2009	300,000	-		-	5.94	12/01/2019	-		-	-	-
	06/03/2013	630,000	-		-	17.99	06/03/2023	-		-	-	-
	03/14/2014	630,000	-		-	23.35	03/14/2024	-		-	-	-
	03/13/2015	237,600	-		-	45.16	03/13/2025	-		-	-	-
	03/14/2016	-	-		-	-		39,000	(1)	1,919,580	-	-
	03/14/2016	210,000	105,000	(2)	-	43.99	03/14/2026	-		-	-	-
	03/14/2017	-	-		-	-		77,400	(3)	3,809,628	-	-
	03/14/2017	101,834	203,666	(4)	-	46.27	03/14/2027	-		-	-	-
	03/14/2018	-	-		-	-		102,200	(5)	5,030,284	-	-
	03/14/2018	-	264,000	(6)	-	58.73	03/14/2028	-		-	-	-
Hilton H. Schlosberg	12/01/2009	300,000	-		-	5.94	12/01/2019	-		-	-	-
	06/03/2013	630,000	-		-	17.99	06/03/2023	-		-	-	-
	03/14/2014	630,000	-		-	23.35	03/14/2024	-		-	-	-
	03/13/2015	237,600	-		-	45.16	03/13/2025	-		-	-	-
	03/14/2016	-	-		-	-		39,000	(1)	1,919,580	-	-
	03/14/2016	210,000	105,000	(2)	-	43.99	03/14/2026	-		-	-	-
	03/14/2017	-	-		-	-		77,400	(3)	3,809,628	-	-
	03/14/2017	101,834	203,666	(4)	-	46.27	03/14/2027	-		-	-	-
	03/14/2018	-	-		-	-		102,200	(5)	5,030,284	-	-
	03/14/2018	-	264,000	(6)	-	58.73	03/14/2028	-		-	-	-
Guy P. Carling	03/14/2013	67,500	-		-	15.71	03/14/2023	-		-	-	-
	06/02/2014	11,250	13,500	(7)	-	23.00	06/02/2024	-		-	-	-
	12/01/2014	10,500	4,500	(8)	-	37.10	12/01/2024	-		-	-	-
	03/13/2015	10,125	12,375	(9)	-	45.16	03/13/2025	-		-	-	-
	03/14/2016	15,000	45,000	(10)	-	43.99	03/14/2026	-		-	-	-
	12/01/2016	15,000	45,000	(11)	-	43.64	12/01/2026	-		-	-	-
	03/14/2018	-	50,000	(12)	-	58.73	03/14/2028	-		-	-	-
	06/01/2018	-	-		-	-		12,000	(13)	590,640	-	-
	06/01/2018	-	25,000	(14)	-	51.50	06/01/2028	-		-	-	-
Thomas J. Kelly	03/14/2013	19,089	-		-	15.71	03/14/2023	-		-	-	-
	03/14/2014	21,000	9,000	(15)	-	23.35	03/14/2024	-		-	-	-
	12/01/2014	31,500	13,500	(16)	-	37.10	12/01/2024	-		-	-	-
	03/13/2015	21,600	14,400	(17)	-	45.16	03/13/2025	-		-	-	-
	03/14/2016	9,375	28,125	(18)	-	43.99	03/14/2026	-		-	-	-
	12/01/2016	10,000	30,000	(19)	-	43.64	12/01/2026	-		-	-	-
	03/14/2018	-	50,000	(12)	-	58.73	03/14/2028	-		-	-	-
	06/01/2018	-	5,000	(20)	-	51.50	06/01/2028	-		-	-	-
Emelie C. Tirre	09/04/2012	49,524	-		-	19.08	09/04/2022	-		-	-	-
	03/14/2013	10,500	-		-	15.71	03/14/2023	-		-	-	-
	03/14/2014	30,246	13,500	(21)	-	23.35	03/14/2024	-		-	-	-
	12/01/2014	31,500	13,500	(16)	-	37.10	12/01/2024	-		-	-	-
	03/13/2015	20,250	24,750	(22)	-	45.16	03/13/2025	-		-	-	-
	03/14/2016	15,000	45,000	(23)	-	43.99	03/14/2026	-		-	-	-
	12/01/2016	25,000	75,000	(24)	-	43.64	12/01/2026	-		-	-	-
	03/14/2017	4,000	36,000	(25)	-	46.27	03/14/2027	-		-	-	-
	03/14/2018	-	50,000	(12)	-	58.73	03/14/2028	-		-	-	-
	06/01/2018	-	-		-	-		12,000	(13)	590,640	-	-
	06/01/2018	-	25,000	(14)	-	51.50	06/01/2028	-		-	-	-

(1)	Vest as follows: 39,000 on March 14, 2019
(2)	Vest as follows: 105,000 on March 14, 2019

(3)	Vest as follows: 38,700 on March 14, 2019; 38,700 on March 14, 2020
(4)	Vest as follows: 101,833 on March 14, 2019; 101,833 on March 14, 2020
(5)	Vest as follows: 34,066 on March 14, 2019; 34,067 on March 14, 2020; 34,067 on March 14, 2021
(6)	Vest as follows: 88,000 on March 14, 2019; 88,000 on March 14, 2020; 88,000 on March 14, 2021
(7)	Vest as follows: 13,500 on June 2, 2019
(8)	Vest as follows: 4,500 on December 1, 2019
(9)	Vest as follows: 5,625 on March 13, 2019; 6,750 on March 13, 2020
(10)	Vest as follows: 12,000 on March 14, 2019; 15,000 on March 14, 2020; 18,000 on March 14, 2021
(11)	Vest as follows: 12,000 on December 1, 2019; 15,000 on December 1, 2020; 18,000 on December 1, 2021
(12)	Vest as follows: 5,000 on March 14, 2019; 7,500 on March 14, 2020; 10,000 on March 14, 2021; 12,500 on March 14, 2022; 15,000 on March 14, 2023
(13)	Vest as follows: 3,000 on June 1, 2020; 3,000 on June 1, 2021; 3,000 on June 1, 2022; 3,000 on June 1, 2023
(14)	Vest as follows: 8,334 on June 1, 2021; 8,333 on June 1, 2022; 8,333 on June 1, 2023
(15)	Vest as follows: 9,000 on March 14, 2019
(16)	Vest as follows: 13,500 on December 1, 2019
(17)	Vest as follows: 7,200 on March 13, 2019; 7,200 on March 13, 2020
(18)	Vest as follows: 7,500 on March 14, 2019; 9,375 on March 14, 2020; 11,250 on March 14, 2021
(19)	Vest as follows: 8,000 on December 1, 2019; 10,000 on December 1, 2020; 12,000 on December 1, 2021
(20)	Vest as follows: 1,667 on June 1, 2021; 1,667 on June 1, 2022; 1,666 on June 1, 2023
(21)	Vest as follows: 13,500 on March 14, 2019
(22)	Vest as follows: 11,250 on March 13, 2019; 13,500 on March 13, 2020
(23)	Vest as follows: 12,000 on March 14, 2019; 15,000 on March 14, 2020; 18,000 on March 14, 2021
(24)	Vest as follows: 20,000 on December 1, 2019; 25,000 on December 1, 2020; 30,000 on December 1, 2021
(25)	Vest as follows: 6,000 on March 14, 2019; 8,000 on March 14, 2020; 10,000 on March 14, 2021; 12,000 on March 14, 2022

Options Exercised and Stock Vested

The following table summarizes exercise of stock options and stock vested by our NEOs during the Company’s fiscal year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Rodney C. Sacks	-	-	115,800	6,799,410
Hilton H. Schlosberg	-	-	115,800	6,799,410
Thomas J. Kelly	14,661	783,337	-	-
Emelie C. Tirre	5,754	275,904	-	-

(1)          The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.

(2)          The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

Pension Benefits

We do not maintain or make contributions to a defined benefit plan for any of our NEOs.

Non-Qualified Deferred Compensation

In December 2017, we amended and restated the Deferred Compensation Plan, which is a sub plan to our 2011 Incentive Plan.  Under the Deferred Compensation Plan, eligible employees may elect to defer cash and/or equity-based compensation and to receive the deferred amounts, together with an investment return (positive or negative), in the future.  Deferrals under the Deferred Compensation Plan are unfunded and unsecured.  The following table summarizes the contributions, earnings (loss) and withdrawals by our NEOs during the Company’s fiscal year ended December 31, 2018.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings (Loss) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY
Hilton H. Schlosberg	$252,400	$0	($11,983)	$0	$396,568

(1)          All contributions shown are included in the “Salary” column of the 2018 Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to our NEOs in the event of a termination of their employment or a change of control.  The following tables and narrative disclosure summarize the payments to each of our NEOs assuming that one of the events listed in the tables below occurs.  The tables assume that the event occurred on December 31, 2018, the last day of our fiscal year.

Key Employment Agreement and Equity Award Agreement Definitions

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “cause” (under which we may terminate their employment) is defined as: (i) an act or acts of dishonesty or gross misconduct on the executive’s part which results or is intended to result in material damage to our business or reputation; or (ii) repeated material violations by the executive of his obligations relating to his position and duties, which violations are demonstrably willful and deliberate on the executive’s part and which result in material damage to our business or reputation and as to which material violations our Board has notified the executive in writing.

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “constructive termination” (under which they may terminate their employment) is defined as: (i) without the written consent of the executive, (A) the assignment to the executive of any duties inconsistent in any substantial respect with the executive’s position, authority or responsibilities as contemplated by the position and duties described in his employment agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities; (ii) any failure by us to comply with any of the provisions of his employment agreement, other than an insubstantial or inadvertent failure, remedied by us promptly after receipt of notice thereof given by the executive; (iii) our requiring the executive without his consent to be based at any office location outside of Riverside County, California or Orange County, California, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any failure by the Company to obtain the assumption and agreement by a successor entity to perform his employment agreement, provided that the successor entity has had actual written notice of the existence of his employment agreement and its terms and an opportunity to assume the Company’s responsibilities under his employment agreement during a period of 10 business days after receipt of such notice.

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “disability” is defined as any disability which would entitle the executive to receive full long-term disability benefits under our long-term disability plan, or if no such plan will then be in effect, any physical or mental disability or incapacity which renders the executive incapable of performing the services and obligations required of him relating to the executive’s position and duties for a period of more than 120 days in the aggregate during any 12-month period during the employment period.

For purposes of the restricted stock unit agreements with Mr. Sacks and Mr. Schlosberg, “good reason” is defined as termination of employment on or after a reduction in his compensation or benefits, his removal from his current position, or his being assigned duties and responsibilities that are inconsistent with the dignity, importance or scope of his position.

For purposes of the restricted stock unit agreements with Mr. Sacks and Mr. Schlosberg, “cause” is defined as an act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations, or drug or alcohol abuse, in any case as determined by the Board.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg, “change in control” is defined as: (i) the acquisition of “Beneficial Ownership” by any person (as defined in rule 13(d)–3 under the Exchange Act), corporation or other entity other than us or a wholly-owned subsidiary  of ours of 20% or more of our outstanding stock; (ii) the sale or disposition of substantially all of our assets; or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg, “cause” (under which we may terminate their employment) is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or drug or alcohol abuse; and good reason (under which they may terminate their employment) is defined as a reduction in the individual’s compensation or benefits, the individual’s removal from his current position or the assignment to the individual of duties or responsibilities that are inconsistent with the dignity, importance or scope of his position with us.

For purposes of all the stock option agreements, “total disability” is defined as the complete and permanent inability of the executive to perform all his duties of employment with us.

Rodney C. Sacks

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Non- Renewal by Executive ($)	Cause ($)	Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)	(e)	(f)
Base Salary	800,000	800,000	-	-	400,000	1,630,769	-
Bonus	-	-	-	-	-	500,000	-
Vacation	123,077	123,077	123,077	123,077	123,077	123,077	-
Benefit Plans	29,921	42,224	-	21,112	21,112	63,336	-
Automobile	52,098	52,098	-	-	-	78,147	-
Perquisites & other personal benefits	-	-	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-	11,909,807	11,909,807
Total	1,005,096	1,017,399	123,077	144,189	544,189	14,305,136	11,909,807

(a)

Under the Sacks Employment Agreement, upon termination due to death or disability, Mr. Sacks, or his legal representative, would be entitled to continuation of base salary, payment of benefit premiums for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under the Sacks Employment Agreement, upon non-renewal by Mr. Sacks, Mr. Sacks would be entitled to payment for accrued vacation.

(c)

Under the Sacks Employment Agreement, upon termination by us for cause, Mr. Sacks would be entitled to payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(d)

Upon voluntary termination by Mr. Sacks, Mr. Sacks would be entitled to payment of his full base salary for a period of six months from the date of termination, payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(e)

Under the Sacks Employment Agreement, upon termination by us without cause or termination by Mr. Sacks for constructive termination, or if we elected not to renew his employment agreement, Mr. Sacks would be entitled to a payment of two times his base salary, at the rate in effect on the date of termination, and a pro-rata portion of the bonus received in the year immediately prior to the year of the termination date, payable in the same manner and at the same time as the other senior officers of the Company, as if he remained employed through the applicable payment date. In addition, Mr. Sacks would be entitled to payment of all benefit premiums and automobile benefits for the period from the date of termination through the date which is eighteen months from the date of termination. Also, in the case of termination without cause, Mr. Sacks would be entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Sacks’ stock equity agreements, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, all equity awards will immediately become exercisable in their entirety.

(f)

Under Mr. Sacks’ equity agreements, upon a change in control, all equity awards will immediately become exercisable in their entirety. With respect to Mr. Sacks’ stock option agreements, options may, with the consent of Mr. Sacks, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our common stock less the purchase price payable by Mr. Sacks to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Sacks has the option to purchase.

Hilton H. Schlosberg

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Non- Renewal by Executive ($)	Cause ($)	Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)	(e)	(f)
Base Salary	800,000	800,000	-	-	400,000	1,630,769	-
Bonus	-	-	-	-	-	500,000	-
Vacation	123,077	123,077	123,077	123,077	123,077	123,077	-
Benefit Plans	17,111	30,648	-	15,324	15,324	45,973	-
Automobile	36,072	36,072	-	-	-	54,108	-
Perquisites & other personal benefits	-	-	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-	11,909,807	11,909,807
Total	976,260	989,797	123,077	138,401	538,401	14,263,734	11,909,807

(a)

Under the Schlosberg Employment Agreement, upon termination due to death or disability, Mr. Schlosberg, or his legal representative, would be entitled to continuation of base salary, payment of benefit premiums for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under the Schlosberg Employment Agreement, upon non-renewal by Mr. Schlosberg, Mr. Schlosberg would be entitled to payment for accrued vacation.

(c)

Under the Schlosberg Employment Agreement, upon termination by us for cause, Mr. Schlosberg would be entitled to payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(d)

Upon voluntary termination by Mr. Schlosberg, Mr. Schlosberg would be entitled to payment of his full base salary for a period of six months from the date of termination, payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(e)

Under the Schlosberg Employment Agreement, upon termination by us without cause or termination by Mr. Schlosberg for constructive termination, or if we elected not to renew his employment agreement, Mr. Schlosberg would be entitled to a payment of two times his base salary, at the rate in effect on the date of termination, and a pro-rata portion of the bonus received in the year immediately prior to the year of the termination date, payable in the same manner and at the same time as the other senior officers of the Company, as if he remained employed through the applicable payment date. In addition, Mr. Schlosberg would be entitled to payment of all benefit premiums and automobile benefits for the period from the date of termination through the date which is eighteen months from the date of termination. Also, in the case of termination without cause, Mr. Schlosberg would be entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Schlosberg’s stock equity agreements, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, all equity awards will immediately become exercisable in their entirety.

(f)

Under Mr. Schlosberg’s equity agreements, upon a change in control, all equity awards will immediately become exercisable in their entirety. With respect to Mr. Schlosberg’s stock option agreements, options may, with the consent of Mr. Schlosberg, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our common stock less the purchase price payable by Mr. Schlosberg to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Schlosberg has the option to purchase.

Guy P. Carling

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	117,108	117,108
Vacation	-	-	-	-	-
Benefit Plans	-	-	-	-	-
Automobile	-	-	-	-	-
Perquisites & other personal benefits	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-
Total	-	-	-	117,108	117,108

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Carling or his legal representative, is entitled to payment for accrued vacation.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Carling, Mr. Carling is entitled to payment for accrued vacation.

(c)	Under our general employment practices, upon termination by us without cause, Mr. Carling is entitled to payment for accrued vacation.

(d)

Under Mr. Carling’s equity agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, will immediately become exercisable and that any options not exercised prior to such change in control will be canceled. Under the Statement of Terms and Conditions of Employment of Mr. Carling dated February 2007, if Mr. Carling’s employment is terminated, he is entitled to twelve (12) weeks of notice. In lieu of this notice, the Company may terminate Mr. Carling’s employment summarily upon payment equal to Mr. Carling’s salary calculated over Mr. Carling’s entitlement or remaining entitlement to notice.

Thomas J. Kelly

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	-	200,000
Vacation	14,650	14,650	14,650	14,650	-
Benefit Plans	1,638	1,638	1,638	1,638	-
Automobile	-	-	-	-	-
Perquisites & other personal benefits	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-
Total	16,288	16,288	16,288	16,288	200,000

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Kelly or his legal representative, is entitled to payment for accrued vacation.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Kelly, Mr. Kelly is entitled to payment for accrued vacation.

(c)	Under our general employment practices, upon termination by us without cause, Mr. Kelly is entitled to payment for accrued vacation.

(d)

Under Mr. Kelly’s equity agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, will immediately become exercisable and that any options not exercised prior to such change in control will be canceled. Under the Amendment to Conditions of Employment of Mr. Kelly dated December 7, 1999, if, following a change in control, Mr. Kelly’s employment with us is terminated by us other than for cause or in the event that Mr. Kelly resigns under circumstances which constitute constructive dismissal by us of Mr. Kelly, then Mr. Kelly will be entitled to receive severance pay from us as follows: if termination occurs within the first six (6) months after the change in control occurs, Mr. Kelly will be entitled to six (6) months’ severance pay in the amount of $200,000; if termination occurs between six (6) and twelve (12) months after the change in control occurs, Mr. Kelly will be entitled to five (5) months’ severance pay in the amount of $166,667; if termination occurs between twelve (12) and eighteen (18) months after the change in control occurs, Mr. Kelly will be entitled to four (4) months’ severance pay in the amount of $133,333 and if the termination occurs between eighteen (18) and twenty-four (24) months after the change in control occurs, Mr. Kelly will be entitled to three (3) months’ severance pay in the amount of $100,000.

Emelie C. Tirre

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	200,000	200,000
Vacation	55,385	55,385	55,385	55,385	-
Benefit Plans	686	686	686	686	-
Automobile	-	-	-	-	-
Perquisites & other personal benefits	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-
Total	56,071	56,071	56,071	256,071	200,000

(a)	Under our general employment practices, upon termination due to death or disability, Ms. Tirre or her legal representative, is entitled to payment for accrued vacation.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Ms. Tirre, Ms. Tirre is entitled to payment for accrued vacation.

(c)	Under our general employment practices, upon termination by us without cause, Ms. Tirre is entitled to payment for accrued vacation.

(d)

Under Ms. Tirre’s equity agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, will immediately become exercisable and that any options not exercised prior to such change in control will be canceled. Under the Agreement of Ms. Tirre dated May 31, 2018, if, Ms. Tirre’s employment with us is terminated by us other than for cause or in the event that Ms. Tirre resigns under circumstances which constitute constructive dismissal by us of Ms. Tirre, then Ms. Tirre will be entitled to receive severance pay from us as follows: if termination occurs within the first twelve (12) months after May 31, 2018, Ms. Tirre will be entitled to four (4) months’ severance pay in the amount of $200,000; if termination occurs between thirteen (13) and twenty-four (24) months after May 31, 2018, Ms. Tirre will be entitled to five (5) months’ severance pay in the amount of $250,000; if termination occurs in month twenty-five (25) after May 31, 2018, or thereafter Ms. Tirre will be entitled to six (6) months’ severance pay in the amount of $300,000.

DIRECTOR COMPENSATION

The following table sets forth a summary of the fees earned by our non-employee directors and Mr. Hall (an employee director) during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Benjamin M. Polk	60,000	164,988	-	-	224,988
Norman C. Epstein	100,000	164,988	-	-	264,988
Sydney Selati	102,500	164,988	-	-	267,488
Harold C. Taber, Jr.	92,500	164,988	-	-	257,488
Mark S. Vidergauz	87,500	164,988	-	-	252,488
Mark J. Hall (4)	-	-	1,148,305	1,011,388	2,159,693
Kathy N. Waller	60,000	164,988	-	-	224,988
Gary P. Fayard	70,000	164,988	-	-	234,988

1.     The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each non-employee Director in 2018, whether or not such fees were deferred. Mr. Polk and Mr. Fayard each deferred a portion of their 2018 cash compensation into deferred stock units.

2.     The non-employee directors held the following numbers of restricted stock units as of December 31, 2018, which vest on the last business day prior to the Company’s 2019 annual shareholder meeting: Benjamin M. Polk, 3,123; Norman C. Epstein, 3,123; Harold C. Taber, Jr. 3,123; Mark S. Vidergauz, 3,123; Sydney Selati, 3,123; Kathy N. Waller, 3,123; Gary P. Fayard, 3,123.  Each restricted stock unit represents either (i) a contingent right to receive one share of the Common Stock or (ii) a cash amount equal to the number of shares received as of the vesting date (the last business day prior to the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”).

3.     The non-employee directors held the following numbers of outstanding stock options as of December 31, 2018; Benjamin M. Polk, 20,772; Norman C. Epstein, 0; Harold C. Taber, Jr., 11,772; Mark S. Vidergauz, 0; Sydney Selati, 0; Kathy N. Waller, 0; and Gary P. Fayard, 0.

4.     Mr. Hall received no compensation as a Director in 2018.  As an employee of MEC, in 2018, Mr. Hall received a base salary of $625,000, a cash bonus award of $350,000, other compensation of $36,388 and was granted 50,000 stock options under the 2011 Incentive Plan that vest in five annual installments starting on March 14, 2019. Mr. Hall held 567,000 outstanding stock options as of December 31, 2018.

In 2018 non-employee directors were entitled to receive an annual cash retainer of $60,000.  Except for committee chairs, members of the Audit Committee received an additional annual cash retainer of $10,000 and members of the Compensation Committee and the Nominating Committee received an additional annual retainer of $7,500.  The chairman of the Audit Committee received an additional annual retainer of $17,500 and the chairs of the Compensation Committee and the Nominating Committee each received an additional annual cash retainer of $15,000.  The Lead Independent Director received an additional annual cash retainer of $20,000.  In 2018, non-employee directors were entitled to receive an annual equity retainer of approximately $165,000, delivered in the form of restricted stock units that vest one day prior to the Annual Meeting. As further described below under “Non-Employee Directors Equity Compensation Plans”, restricted stock units may be deferred under the Deferred Compensation Plan for Non-Employee Directors.

As described below under “Non-Employee Directors Equity Compensation Plans”, non -employee directors are subject to stock ownership guidelines that require directors to hold and retain 9,000 shares of the Company’s Common Stock within three years from the date of appointment.

Non-Employee Directors Equity Compensation Plans

In 2017, the Company adopted the 2017 Directors Plan, a successor plan to the 2009 Monster Beverage Corporation Stock Incentive Plan for Non-Employee Directors (the “2009 Directors Plan”). The 2017 Directors Plan permits the granting of stock options, stock appreciation rights, restricted shares or restricted stock units, deferred awards, dividend equivalents and other share based-awards up to an aggregate of 1,250,000 shares of common stock of the Company to non-employee directors of the Company.

Each calendar year, a non-employee director will receive an annual cash retainer and an annual equity retainer, as provided for in the 2017 Directors Plan, which may be modified from time to time.  Currently, with respect to equity awards, each non-employee director receives an award of restricted stock units at each annual meeting of the Company’s stockholders or promptly thereafter. A non-employee director’s annual award of restricted stock units will generally vest on earliest to occur of: (a) the last business day immediately preceding the annual meeting of the Company’s stockholders in the calendar year following the calendar year in which the grant date occurs, (b) a Change of Control (as defined in the 2017 Directors Plan), (c) the non-employee director’s death, or (d) the date of the non-employee director’s separation from service due to disability, so long as the non-employee director remains a non-employee director through such date. The Board of Directors may in its discretion award non-employee directors stock options, stock appreciation rights, restricted stock and other share-based awards in lieu of or in addition to restricted stock units.  The Board of Directors may amend or terminate the 2017 Directors Plan at any time, subject to certain limitations set forth in the 2017 Directors Plan.

In 2017, the Company adopted the Deferred Compensation Plan for Non-Employee Directors (as a sub plan to the 2017 Directors Plan), pursuant to which the Board of Directors may permit non-employee directors to elect (a “Deferral Election”), at such times and in accordance with rules and procedures (or sub-plan) adopted by the Board of Directors (which are intended to comply with Code Section 409A, as applicable), to receive all or any portion of such non-employee director’s compensation, whether payable in cash or in equity, on a deferred basis. The 2017 Directors Plan was adopted to effectuate any such deferrals.  The 2017 Directors Plan is administered by the Board of Directors.  Each award granted under the 2017 Directors Plan will be evidenced by a written agreement and will contain the terms and conditions that the Board of Directors deems appropriate.

Under the 2017 Directors Plan, the Board of Directors requires each non-employee director to satisfy the share ownership guidelines set forth below, as may be amended by the Board of Directors from time to time. The current share ownership guidelines provide that non-employee directors of the Company must:

•	Hold at least 9,000 shares of Company common stock. For this purpose, deferred shares or deferred RSUs, to the extent vested, are deemed held.
•	The minimum stock ownership level must be achieved by each non-employee director by the third (3rd) anniversary of such non-employee director’s initial appointment to the Board of Directors.
•	Once achieved, ownership of the guideline amount should be maintained for so long as the non-employee director retains his or her seat on the Board of Directors.

•      There may be rare instances where these guidelines would place a hardship on a non-employee director. In these cases or in similar circumstances, the Board of Directors will make the final decision as to developing an alternative stock ownership guideline for a non-employee director that reflects the intention of these guidelines and his or her personal circumstances.

EMPLOYEE EQUITY COMPENSATION PLAN INFORMATION

Employee Equity Compensation Plans

The Monster Beverage Corporation 2011 Omnibus Incentive Plan (the “2011 Incentive Plan”) permits the granting of options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards up to an aggregate of 43,500,000 shares of the common stock of the Company to employees or consultants of the Company and its subsidiaries.  Shares authorized under the 2011 Incentive Plan are reduced by 2.16 shares for each share granted or issued with respect to a Full Value Award.  A Full Value Award is an award other than an incentive stock option, a non-qualified stock option, or a stock appreciation right, which is settled by the issuance of shares.  Options granted under the 2011 Incentive Plan may be incentive stock options under Section 422 of the Internal Revenue Code, as amended, or non-qualified stock options.  The Compensation Committee has sole and exclusive authority to grant stock awards to all employees who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act.  The Compensation Committee and the Executive Committee each independently has the authority to grant stock awards to new hires and employees receiving a promotion who are not Section 16 employees.  Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee.  Options granted under the 2011 Incentive Plan generally vest over a five-year period from the grant date and are generally exercisable up to 10 years after the grant date.  Restricted stock granted under the 2011 Incentive Plan generally vests over a two- to three-year period from the grant date.  Restricted stock units granted under the 2011 Incentive Plan generally vests over a two- to five-year period from the grant date.  The 2011 Incentive Plan replaced the Hansen Natural Corporation 2001 Amended Option Plan, which was terminated effective as of May 19, 2011.

In December 2017, we amended and restated the Deferred Compensation Plan, which is a sub plan to the 2011 Incentive Plan.  Under the Deferred Compensation Plan, eligible employees may elect to defer cash and/or equity based compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a pre-determined time in the future or upon termination of their employment with the Company or its subsidiaries or affiliates that are participating employers under the Deferred Compensation Plan, as provided under the Deferred Compensation Plan and in relevant deferral elections.  Deferrals under the Deferred Compensation Plan are unfunded and unsecured.

The 2011 Incentive Plan is administered by the Compensation Committee.  Grants under the 2011 Incentive Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

The following table sets forth information as of December 31, 2018 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	19,419,288	$34.61	17,813,744

Equity compensation plans not approved by stockholders	-	-	-

Total	19,419,288	$34.61	17,813,744

As of April 8, 2019, 15,218,958 shares were available for grant under equity compensation plans.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide the ratio of the annual total compensation of Mr. Sacks, who has served as the Company’s Chief Executive Officer since November 1990, to the annual total compensation of the median employee of the Company.

As reported in the Summary Compensation Table, Mr. Sacks’ annual total compensation for 2018 was $13,914,931. In accordance with Item 402(u), we are using the same “median employee” identified in our 2018 pay ratio calculation, as we believe that there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. See our 2018 proxy statement for information regarding the process we utilized to identify our “median employee.” We then identified and calculated the elements of this employee’s total compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in a median annual total compensation of all employees of the Company and its subsidiaries (other than the Chief Executive Officer) of $55,370. Based on this information, for 2018, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees (other than the Chief Executive Officer) was estimated to be 251:1.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the above disclosure may not be comparable to the pay ratio reported by other companies and is only a reasonable estimate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board has determined that Messrs. Epstein, Fayard, Polk, Selati, Taber and Vidergauz, as well as, upon election, Ms. Jackson and Mr. Pizula, are independent directors under applicable Nasdaq Stock Market Rules and SEC regulations.

Each director and nominee for election as a director delivers to the Company annually a questionnaire that includes, among other things, information relating to any transactions the director or nominee, or their family members, may have with the Company, or in which the director or nominee, or such family member, has a direct or indirect material interest.

The Board, as well as its Audit Committee, reviews, approves and oversees all related-party transactions.  The Audit Committee’s policies and procedures for related-party transactions are not in writing, but the proceedings are documented in the minutes of the Board and/or Audit Committee meetings.  The Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The Audit Committee is responsible for reviewing all related-party transactions on a continuing basis as well as potential conflict of interest situations where appropriate.  No director will participate in any discussion or approval of a transaction for which he is a related party, except that this director will provide all material information concerning the transaction to the Audit Committee.

During 2018, we purchased promotional items from IFM Group, Inc. (“IFM”). Rodney C. Sacks, together with members of his family, owns approximately 27% of the issued shares in IFM.  Members of Mr. Schlosberg’s family own approximately 58% of the issued shares in IFM.  Expenses incurred with such company in connection with promotional materials purchased during the fiscal years ended December 31, 2018 and 2017 were $1.8 million and $2.2 million, respectively.  We continue to purchase promotional items from IFM in 2019.

In December 2018, the Company and Mark J. Hall, an employee and director of the Company, entered into a 50-50 partnership that purchased land in Kona, Hawaii for the purpose producing coffee products. The Company’s $1.9 million 50% contribution is accounted for as an equity investment.

Carly Rothenberg, who joined the Company’s legal department in August 2016 from a top-tier international law firm, is Mr. Schlosberg’s daughter. The aggregate value of compensation paid to Ms. Rothenberg in 2018 was less than $265,000, including equity awards, computed in accordance with ASC 718. Her compensation, including her equity awards, is comparable to other employees of the Company who hold analogous positions.

AUDIT COMMITTEE

For the fiscal year ended December 31, 2018, the Company’s Audit Committee was comprised of Mr. Selati (Chairman), Mr. Epstein, Mr. Fayard and Mr. Taber.  The Board of Directors has amended and restated the written charter for the Audit Committee in February 2019, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm.  The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the Nasdaq Stock Market Rules and SEC regulations relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities of a director.

Duties and Responsibilities

The Audit Committee consists of three or more independent directors (as independence is defined by Nasdaq Stock Market Rule 5605(a)(2) and SEC regulations).  Our Board of Directors has determined that, upon election, each of Mr. Selati and Mr. Pizula qualify as (1) an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and (2) independent as defined by the Nasdaq Stock Market Rules and Section 10A(m)(3) of the Exchange Act.  The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls and other matters and makes other decisions with respect to audit and finance matters including the review of our quarterly and annual filings on Form 10-Q and Form 10-K.  The Audit Committee also pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm’s fees for all audit and non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.  In addition, during 2018, the principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm at least quarterly at an Audit Committee meeting. All members of the Audit Committee have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements and all have account or related financial management expertise.

Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•      the integrity of the Company’s financial statements;

•      the Company’s systems of internal controls regarding finance and accounting as established by management;

•      the qualifications and independence of the independent registered public accounting firm;

•      the performance of the Company’s independent registered public accounting firm;

•      the Company’s auditing, accounting and financial reporting processes generally; and

•      compliance with the Company’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

Report of the Audit Committee

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2018.  The Company believes that its choice to use Deloitte & Touche LLP to review, audit and discuss the Company’s financial statements for the fiscal year ended December 31, 2018 is in the best interests of the Company and its shareholders.  The Audit Committee also discussed with the independent registered public accounting firm the matters required by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16.  The Audit Committee also received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence”, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee is actively engaged in a dialogue with Deloitte & Touche LLP with respect to any disclosed relationships or services that might affect Deloitte & Touche LLP’s objectivity and independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee
Sydney Selati, Chairman
Norman C. Epstein
Harold C. Taber, Jr.
Gary P. Fayard

Principal Accounting Firm Fees and Services

Fees of Independent Registered Public Accounting Firm for 2018 and 2017

Aggregate fees billed and unbilled to the Company for service provided for the fiscal years ended December 31, 2018 and 2017 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”):

	Year ended December 31,
	2018	2017
Audit Fees	$1,859,479	$1,654,990
Tax Fees[1]	960,432	1,016,708
All Other Fees[2]	-	6,000
Total Fees[3]	$2,819,911	$2,677,698

[1]	Tax fees consisted of fees for tax consultation services including advisory services for domestic and international tax advice.

[2]	All other fees consisted of fees incurred in connection with other transactions for the Company.

[3]	For the years ended December 31, 2018 and 2017, all of the services performed by Deloitte & Touche were approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when necessary due to timing and logistical considerations.  Any services approved by the Chairman must be reported to the full Audit Committee at its next scheduled meeting.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval policies, and the fees for the services performed to date.  All services in the table above were approved by the Audit Committee.

COMPENSATION COMMITTEE

For the fiscal year ended December 31, 2018, the Company’s Compensation Committee was comprised of Mr. Epstein (Chairman), Mr. Selati and Mr. Vidergauz.  The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels and reviewing the performances of the Chief Executive Officer, President and other senior executive officers periodically in relation to certain objectives.

The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company.  The Compensation Committee has access, at the Company’s expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations.  The Compensation Committee believes that the compensation policies and programs as outlined above in “Compensation Discussion and Analysis” ensure that levels of executive compensation fairly reflect the performance of the Company, thereby serving the best interests of its stockholders.  The Board has adopted written Equity Grant Procedures.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Norman C. Epstein, Sydney Selati and Mark S. Vidergauz served on the Compensation Committee during the 2018 fiscal year.  No member of the Compensation Committee is now, or during 2018 was, an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries.  During 2018, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.  In 2018, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

Compensation Committee
Norman C. Epstein, Chairman
Sydney Selati
Mark S. Vidergauz

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

For the fiscal year ended December 31, 2018, the Company’s Nominating Committee was comprised of Mr. Taber (Chairman), Mr. Epstein and Mr. Selati.  In February 2019, the Board of Directors renamed the Nominating Committee the “Nominating and Corporate Governance Committee.”  The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by establishing, and submitting to the Board for approval, criteria for the selection of new directors, identifying and approving individuals qualified to serve as members of the Board, selecting director nominees for our annual meetings of stockholders, evaluating the performance of the Board, reviewing and recommending to the Board any appropriate changes to the committees of the Board, and developing and recommending to the Board corporate governance guidelines and oversight with respect to corporate governance.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Process for Selection and Nomination of Directors

In connection with the process of selecting and nominating candidates for election to the Board, the Nominating and Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.  Among the qualifications to be considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time available in light of other commitments and dedication of any particular candidate, as well as such candidate’s past or anticipated contributions to the Board and its committees so that the Board includes members, where appropriate, with diverse backgrounds, knowledge and skills relevant to the business of the Company.  The charter for the Nominating and Corporate Governance Committee specifically states that diversity of race, ethnicity, gender, sexual orientation and gender identity are factors in evaluating suitable candidates for Board membership.  See “Deadlines for Receipt of Stockholder Proposals” for information regarding nominations of director candidates by stockholders for the 2020 annual meeting of stockholders.

Though the Nominating and Corporate Governance Committee does not solicit recommendations for director candidates, the Nominating and Corporate Governance Committee has a policy regarding the consideration of any director candidates recommended by stockholders.  Suggestions for candidates to the Board may be made in writing and mailed to the Nominating and Corporate Governance Committee, c/o Office of the Secretary, Monster Beverage Corporation, 1 Monster Way, Corona, CA 92879.  Nominations must be submitted in a manner consistent with our by-laws.  We will furnish a copy of the by-laws to any person, without charge, upon written request directed to the Office of the Secretary at our principal executive offices.  Each candidate suggestion made by a stockholder must include the following:

•    the candidate’s name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;

•      all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

•      a written consent of the candidate to be named in a Company proxy statement as a nominee and to serve as a director, if elected; and

•      a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

Our Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate.

Director Resignation Policy

The Board has a director resignation policy.  This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results.  The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation.  The Board must act on the tendered resignation.  If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results.  A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2019.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

Our executive compensation program for our Named Executive Officers is designed to motivate our executive talent, to reward those individuals fairly over time for achieving performance goals, to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our long-term success and growth and to attract, as needed, individuals with the skills necessary for us to achieve our business plan.  We believe our compensation policies are designed to reinforce a sense of ownership and overall entrepreneurial spirit and to link rewards to measurable corporate and qualitative individual performance.  See “Compensation Discussion and Analysis” above.

We urge stockholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables and narrative that follow it.  This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement.

The Board requests that stockholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Monster Beverage Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s Annual Meeting of Stockholders.

While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board and the Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote by calling the toll free number or over the internet or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.

COMMUNICATING WITH THE BOARD

Stockholders, employees and other individuals interested in communicating with the Chairman and CEO should write to the address below:

Rodney C. Sacks, Chairman and CEO

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

Those interested in communicating directly with the Board, any of the committees of the Board, the Lead Independent Director, the non-employee directors as a group or individually should write to the address below:

Office of the Corporate Secretary

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

FORM 10-K AND OTHER DOCUMENTS AVAILABLE

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2018, as filed with the SEC, is available over the internet at the SEC’s website, www.sec.gov, or on our website at www.monsterbevcorp.com.  The Annual Report on Form 10-K, as amended, is also available without charge to any stockholder upon request to:

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

(951) 739-6200   *   (800) 426-7367

Additionally, charters for certain of the committees of the Board of Directors and the Lead Independent Director as well as the Company’s Code of Business Conduct and Ethics and Director Resignation Policy are available on our website.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report,” and “Report of the Audit Committee” shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 22, 2019	/s/ Rodney C. Sacks
RODNEY C. SACKS
Chairman of the Board of Directors

PROXY FOR

ANNUAL MEETING OF STOCKHOLDERS OF

MONSTER BEVERAGE CORPORATION

June 6, 2019

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Proxy Materials are available at

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Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

21030300000000000000 4	060619

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect ten Directors: ☐ FOR ALL NOMINEES	NOMINEES: Rodney C. Sacks	2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.	☐	☐	☐
	Hilton H. Schlosberg		FOR	AGAINST	ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	Mark J. Hall Kathleen E. Ciaramello Gary P. Fayard Jeanne P. Jackson Steven G. Pizula Benjamin M. Polk Sydney Selati Mark S. Vidergauz	3. Proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

☐ FOR ALL EXCEPT (See instructions below)

The shares represented in this proxy card will be voted as directed above.

IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR

MONSTER BEVERAGE CORPORATION

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Monster Beverage Corporation (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2019, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 6, 2019 at 2:30 p.m. PDT, at the Company’s executive offices, located at 1 Monster Way, Corona, California 92879 and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof if then and there personally present, on the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.  In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

1.1	14475

PROXY FOR

ANNUAL MEETING OF STOCKHOLDERS OF

MONSTER BEVERAGE CORPORATION

June 6, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Proxy Materials are available at https://materials.proxyvote.com/61174X

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21030300000000000000 4	060619

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Proposal to elect ten Directors:			2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.	☐	☐	☐
		NOMINEES:		FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	Rodney C. Sacks Hilton H. Schlosberg Mark J. Hall Kathleen E. Ciaramello Gary P. Fayard Jeanne P. Jackson Steven G. Pizula Benjamin M. Polk Sydney Selati Mark S. Vidergauz	3. Proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

The shares represented in this proxy card will be voted as directed above.

IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.